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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CNA Financial Corporation
(Name of Registrant as Specified In Its Charter)

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CNA FINANCIAL CORPORATION

Notice of Annual Meeting April 27, 2016

To the stockholders of
CNA FINANCIAL CORPORATION:

        The Annual Meeting of Stockholders of CNA Financial Corporation, a Delaware corporation, will be held at 333 South Wabash Avenue, Room 208N, Chicago, Illinois, on Wednesday, April 27, 2016, at 8:00 a.m., Chicago time, to consider the following proposals:

  (1)
  Election to the Board of the seven nominees named in this proxy statement;

  (2)
  An advisory (non-binding) vote to approve named executive officer compensation;

  (3)
  To approve an amendment to the Amended and Restated CNA Financial Incentive Compensation Plan to increase by 5,000,000 shares the authorized number of shares of common stock that may be issued with respect to awards under the Incentive Compensation Plan;

  (4)
  Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for 2016; and

  (5)
  Transaction of such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on March 4, 2016 are entitled to notice of and to vote at this meeting. You may revoke the proxy at any time before the authority granted therein is exercised.

By order of the Board of Directors,
JONATHAN D. KANTOR Executive Vice President, General Counsel and Secretary
Chicago, Illinois March 18, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 27, 2016. This proxy statement and the 2015 Annual Report to Stockholders are posted on the Company's website at www.cna.com.

CNA FINANCIAL CORPORATION
333 SOUTH WABASH AVENUE, CHICAGO, ILLINOIS 60604

Proxy Statement
Annual Meeting, April 27, 2016

        The Board of Directors of CNA Financial Corporation ("CNA," "we" or the "Company") submits this proxy statement in connection with the solicitation of proxies from the stockholders in the form enclosed.

        The persons named in this proxy statement as nominees for election as directors have been designated by the Board.

        Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A subsequently dated proxy, duly received, will revoke an earlier dated proxy. A stockholder may also revoke his or her proxy and vote in person at the Annual Meeting. Proxies will be voted in accordance with the stockholder's specifications and, if no specifications are made, proxies will be voted in accordance with the Board of Directors' recommendations. The approximate date of the mailing of this proxy statement is March 18, 2016.

        The Annual Meeting is open to holders of shares of CNA Common Stock. To attend the meeting, you will need to register upon arrival. We may check for your name on our stockholders' list and ask you to produce a valid photo ID. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Common Stock, it is possible that you will not be admitted to the meeting.

        Whether or not you plan to attend the meeting, you are encouraged to submit a proxy to vote your shares by the Internet, telephone or mail, as follows:

VOTE BY INTERNET (www.proxyvote.com)
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE (1-800-690-6903)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

        On March 4, 2016, we had outstanding 270,340,435 shares of Common Stock. Holders of Common Stock have one vote for each share of stock held. Stockholders of record at the close of business on March 4, 2016 will be entitled to notice of, and to vote at, this meeting. The holders of a majority of shares of Common Stock issued and outstanding and entitled to vote when present in person or represented by proxy constitute a quorum at all meetings of stockholders, including the Annual Meeting. In accordance with the Company's By-Laws and applicable law, the election of directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the seven nominees who receive the greatest number of votes cast for election as directors will be elected as directors of the Company. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-votes"), will be counted for determining the presence of a quorum, but will not have any effect on the outcome of the election. The affirmative vote of shares representing a majority of the shares present and entitled to vote is required to approve the other matters to be voted on at the Annual Meeting. Shares which are voted to abstain will be considered present at the meeting, but since they are not affirmative votes for the matter they will have the same effect as votes against the matter.

Principal Stockholders

        The following table contains certain information as to all entities which, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock as of March 4, 2016 (unless otherwise noted) based on filings with the Securities and Exchange Commission ("SEC"). Each such entity has sole voting and investment power with respect to the shares set forth:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Loews Corporation ("Loews")	242,544,673	90%
667 Madison Avenue
New York, New York 10065-8087

        Because Loews holds a majority of our outstanding Common Stock, Loews has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other stockholders. Loews has advised the Company's Board of Directors that it intends to vote FOR the election of each of the Board's nominees for director, FOR the advisory (non-binding) vote approving named executive officer compensation, FOR approval of the amendment to the Amended and Restated CNA Financial Incentive Compensation Plan ("Incentive Compensation Plan") providing for an increase in number of shares of common stock issuable under such Plan, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for 2016. There are no agreements between CNA and Loews with respect to the election of CNA directors or with respect to the other matters to come before the meeting.

Director and Officer Holdings

        The following table sets forth certain information as to the shares of our Common Stock, as well as shares of common stock of Loews, our principal stockholder, beneficially owned by each director and nominee, and each Named Executive Officer included in the Summary Compensation Table in this proxy statement (individually, an "NEO" and collectively, the "NEOs"), and by all executive officers and directors of the Company as a group as of March 4, 2016 based on data furnished by them. The number of shares included with respect to stock appreciation rights ("SARs") awards granted under the Incentive Compensation Plan is the number of shares of our Common Stock each person would have received assuming a one-for-one exchange at time of exercise:

Name:	Shares of CNA Common Stock Beneficially Owned		Shares of Loews Common Stock Beneficially Owned
Jonathan D. Kantor	62,067	(1)	0
Paul J. Liska	0		0
D. Craig Mense	134,280	(2)	0
Jose O. Montemayor	0		0
Thomas F. Motamed	762,171	(3)	0
Thomas Pontarelli	77,373	(4)	0
Don M. Randel	0		0
Joseph Rosenberg	15,000		292,501	(5)
Timothy J. Szerlong	64,917	(6)	0
Andrew H. Tisch	106,100		15,166,452	(7)
James S. Tisch	106,100		16,361,548	(8)
Marvin Zonis	683		0
All executive officers and directors as a group (18 persons)	1,386,105	(9)	31,820,501	(10)

1.
Includes 62,067 SARs granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of March 4, 2016.

2.
Includes 85,000 SARs granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of March 4, 2016.

3.
Includes 240,000 SARs granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of March 4, 2016.

4.
Includes 45,000 SARs granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of March 4, 2016.

5.
Represents shares of Loews Common Stock issuable upon the exercise of awards granted under the Loews Corporation 2000 Stock Option Plan ("Loews Stock Option Plan") which are exercisable currently or within 60 days of March 4, 2016.

6.
Includes 40,000 SARs granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of March 4, 2016.

7.
Includes 450,000 shares of Loews Common Stock issuable upon the exercise of awards granted under the Loews Stock Option Plan which are exercisable currently or within 60 days of March 4, 2016. Also includes 14,221,452 shares held by trusts of which Mr. A.H. Tisch is the managing trustee and 495,000 shares held by a charitable foundation as to which Mr. A.H. Tisch has shared voting and investment power. Loews Common Stock shares beneficially owned by Mr. A.H. Tisch represent 4.34% of the outstanding shares of Loews Common Stock.

8.
Includes 450,000 shares of Loews Common Stock issuable upon the exercise of awards granted under the Loews Stock Option Plan which are exercisable currently or within 60 days of March 4, 2016. Also includes 15,316,548 shares held by trusts of which Mr. J.S. Tisch is the managing trustee and 595,000 shares held by a charitable foundation as to which Mr. J.S. Tisch has shared voting and investment power. Loews Common Stock shares beneficially owned by Mr. J.S. Tisch represent 4.69% of the outstanding shares of Loews Common Stock.

9.
Includes 502,067 SARs granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of March 4, 2016. In aggregate, these holdings represent less than 1% of the outstanding shares of Common Stock.

10.
Includes 1,192,501 shares of Loews Common Stock issuable upon the exercise of awards granted under the Loews Stock Option Plan which are exercisable currently or within 60 days of March 4, 2016.

ELECTION OF DIRECTORS
(Proposal No. 1)

        Pursuant to our By-Laws, the number of directors constituting the full Board of Directors has been fixed at seven. Each director shall be elected at the Annual Meeting and shall hold office until the next Annual Meeting and until his successor is elected and qualified. Directors need not be stockholders of the Company. Unless authority to do so is withheld, shares represented by valid proxies will be voted for the seven nominees identified below.

        Should any nominee or nominees become unavailable, the proxy holders will vote for the nominee or nominees designated by the Board of Directors. The Board has no reason to believe that any of the nominees will become unavailable.

        Set forth below is the name, principal occupation and business experience for at least the past five years, as well as certain other information for each nominee. Also included below is information regarding the qualifications, attributes and skills that led to the conclusion that each of these individuals should be nominated to serve as a director.

        Jose O. Montemayor, principal of Black Diamond Capital Partners I, LP since 2005. From 1999 to 2005, Mr. Montemayor was Insurance Commissioner for the State of Texas. He is a certified public accountant and a member of the Society of Financial Examiners, the Texas Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Montemayor's extensive knowledge and experience of the insurance industry, including 12 years as a senior insurance regulator, is valuable to our Board. He serves on the Audit, Compensation and Finance Committees. Mr. Montemayor has been a director since 2007. Age 65.

        Thomas F. Motamed, Chairman of the Board and Chief Executive Officer of the Company since January 1, 2009. From December 2002 to June 2008, Mr. Motamed served as Vice Chairman and Chief Operating Officer of The Chubb Corporation and President and Chief Operating Officer of Chubb & Son. He currently serves on the Board of Directors of Verisk Analytics, Inc., a publicly traded company, and is also a member of the audit committee of such board. Mr. Motamed began his career with Chubb in 1977 and held various management positions, including managing attorney in-house counsel, litigation manager and national claim audit manager. He also served in Chubb's field organization and held positions including marketing manager, branch manager and Western Zone officer. Mr. Motamed's extensive experience has provided him with a deep knowledge of the insurance industry. He is a member of the Executive and Finance Committees. Mr. Motamed has been a director since January 1, 2009. Age 67.

        Don M. Randel, retired president of the Andrew W. Mellon Foundation, a position Mr. Randel held from July 2006 to March 2013. Prior to that, Mr. Randel served as President of the University of Chicago from 2000-2006. Mr. Randel's experience as a senior leader of a large institution is of great value to our Board. He is a member of the Audit, Compensation and Finance Committees. Mr. Randel has been a director since 2002. Age 75.

        Joseph Rosenberg, Chief Investment Strategist of Loews since 1995. Prior to that time, Mr. Rosenberg served as Chief Investment Officer of Loews for 22 years. Mr. Rosenberg's extensive investment experience provides valuable insight and guidance as to many of the investment matters that come before the Board. He serves on the Finance Committee. Mr. Rosenberg has been a director since 1995. Age 82.

        Andrew H. Tisch, Co-Chairman of the Board of Loews since 2006. Mr. Tisch also serves as Chairman of the Executive Committee and a member of the Office of the President of Loews. He is a Director of the general partner of Boardwalk Pipeline Partners LP. ("Boardwalk"), a 66% owned subsidiary of Loews and serves on the Board of Directors of Diamond Offshore Drilling, Inc. ("Diamond"), a 51% owned subsidiary of Loews. He currently serves on the Board of Directors of K12, Inc., a publicly traded technology-based education company and is also a member of the nominating & governance committee of such board. Mr. Tisch's positions with Loews, the majority stockholder of the Company, allow him to provide valuable perspective and advice to our Board. He serves on the Finance Committee and is the Chairman of the Executive Committee. Mr. Tisch has served as a director since 2006. He is the brother of James S. Tisch. Age 66.

        James S. Tisch, President and Chief Executive Officer and a member of the Office of the President of Loews. Mr. Tisch also serves as Director of Loews and Chairman of the Board of Directors of Diamond. Mr. Tisch served as Chief Executive Officer of Diamond until May, 2008. He currently serves on the Board of Directors of General Electric Company, a publicly traded company. Mr. Tisch's positions with Loews, as the majority stockholder of the Company, allow him to provide valuable perspective and advice to our Board. He serves on the Executive Committee and is the Chairman of the Finance Committee. Mr. Tisch has served as a director since 1985. He is the brother of Andrew H. Tisch. Age 63.

        Marvin Zonis, Professor Emeritus of International Political Economy, Leadership and E-Commerce at the Booth School of Business of the University of Chicago since 1989. Mr. Zonis has been a principal of Marvin Zonis & Associates, Inc., an international consulting firm, since its incorporation in 1978. He provides advice to various businesses and professional asset management firms all over the world, helping them to identify, assess and manage their risks in the changing global political environment. He has written extensively on globalization, digital technologies and emerging markets. Mr. Zonis brings to our Board broad experience in international economic and monetary affairs. He serves on the Audit and Finance Committees and is the Chairman of the Compensation Committee. M. Zonis has been a director since 1993. Age 79.

Director Independence

        Under the rules of the New York Stock Exchange (the "NYSE"), listed companies like CNA that have a controlling stockholder are not required to have a majority of independent directors. Because Loews holds more than 50% of the voting power of CNA, we are a controlled company within the meaning of the rules of the NYSE. Accordingly, our Board of Directors is not composed of a majority of directors who are independent. Nevertheless, our Board of Directors has determined that the following Directors are independent under the listing standards of the NYSE (each, an "Independent Director" and collectively, the "Independent Directors"): Paul J. Liska; Jose O. Montemayor; Don M. Randel; and Marvin Zonis. In assessing independence, an affirmative determination is made as to whether or not each director or nominee has any material relationship with the Company. In assessing the materiality of any relationship, our Board considers all relevant facts and circumstances, not merely from the standpoint of the director or nominee, but from that of any person or organization with which the director or nominee has an affiliation. Our Board considers the frequency and regularity of any services provided by or to, or other transactions between, our Company and the director or nominee or affiliated organization, whether they are being carried out at arms' length in the ordinary course of business and whether they are being provided or conducted substantially on the same terms as those prevailing at the time with unrelated parties for comparable transactions. Material relationships can include commercial banking, industrial, legal, accounting, charitable and familial relationships.

        Our Board has established guidelines to assist it in determining director independence under these listing standards. Under our Board's guidelines, a director would not be considered independent if any of the following relationships exists: (i) during the past three years the director has been an employee, or an immediate family member has been an executive officer, of the Company; (ii) the director or an immediate family member received, during any twelve month period within the past three years, more than $120,000 in direct compensation from the Company, excluding director and committee fees, pension payments and certain forms of deferred compensation; (iii) the director is a current partner or employee, or an immediate family member is a current partner of a firm that is the Company's internal or external auditor, or an immediate family member is a current employee of such a firm and personally works on the Company's audit, or, within the last three years, the director or an immediate family member was a partner or employee of such a firm and personally worked on the Company's audit within that time; (iv) the director or an immediate family member has at any time during the past three years been employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee; or (v) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three years, exceeds the greater of $1 million, or 2% of the other company's consolidated gross revenues.

Leadership Structure

        In the Company's leadership structure, the roles of Chairman of the Board and Chief Executive Officer are combined. The Board believes that this combined structure promotes unified leadership and direction for the Company. The Board meets regularly in executive session with the Chairman, without the presence of any other management personnel of the Company. In addition, the Board has complete and direct access to our entire management team.

        Our Independent Directors meet regularly in executive session without management participation. We have a position of presiding director whose primary responsibility is to preside over the executive sessions of the Independent Directors. The Chairmen of our Audit and Compensation Committees alternate annually as the presiding director. Mr. Zonis, as Chairman of our Compensation Committee, currently serves as presiding director until the Annual Meeting.

Board Oversight of Risk Management

        Within the general construct of oversight responsibility for our organization, the Audit Committee of the Board retains oversight responsibility for the integrity of the financial statements, compliance and ethics program, legal risk and overall policies and procedures relating to risk management, including oversight of accounting policies, financial statement disclosures and internal controls over financial reporting, compliance matters and oversight of the process for establishing insurance reserves. This includes oversight of ongoing risk management efforts, material changes to risk appetite of the Company and significant emerging risk exposure.

        The Company's management provides regular reports to the Audit Committee in respect of the Committee's role in oversight, including presentations on the key management judgments and any new or significant transactions or accounting policy changes impacting the Company's quarterly financial results, reportable deficiencies in the internal control over financial reporting, reserve establishment and factors considered in such establishment, key risk reports and ongoing risk management efforts, status and effectiveness of the Company's legal compliance and business ethics program and internal audit processes and results. These presentations and reports are the bases for productive dialogue between the members of the Audit Committee and senior Company officials with primary responsibility in these areas.

        The entire Board oversees the risk management framework with respect to material risk on an enterprise-wide basis, including reserve risk, market risk, liquidity risk, credit risk, reputational risk and specific risks relating to our business operations, including insurance underwriting and claims, reinsurance, catastrophe risk, information technology, cybersecurity, human capital and business resiliency planning.

        Periodic reports are provided to the full Board by the Company's management which, among other things, seeks to systematically identify the principal risks facing the Company, identify and evaluate policies and practices which promote a culture that actively balances risk and reward, and evaluate risk management practices. These reports enable the full Board to conduct meaningful and substantive discussions and deliberations with senior management on these enterprise-wide risks.

Committees and Meetings

        Our Board of Directors has the following standing committees: Audit, Compensation, Executive and Finance. Members of the Audit and Compensation Committees are set forth below. The current members of our Executive Committee are Andrew Tisch (Chairman), James Tisch and Thomas Motamed. All directors currently serve as members of our Finance Committee.

        Under the rules of the NYSE, listed companies like CNA that have a controlling stockholder are not required to have a Nominating Committee. Our Board of Directors as a whole performs the functions of a Nominating Committee. We do not have a specific policy regarding stockholder nominations of director candidates other than through the process described below in the "Stockholder Proposals for the 2017 Annual Meeting." Nominations for director positions are considered and determined by the Board through consultation with senior Company personnel. Possible nominees to our Board of Directors may be suggested by any Director to our Chairman of the Board or by any stockholder in the manner set forth under "Stockholder Proposals for the 2017 Annual Meeting." Although our Board of Directors does not have a formal policy on director diversity, our Board recognizes its importance and does take it into account in identifying director nominees.

        The Board does not currently have a retirement policy with respect to the Independent Directors.

Audit Committee

        The primary function of our Audit Committee is to assist our Board of Directors in fulfilling its responsibility to oversee management's conduct of our Company's financial reporting process, including review of the financial reports and other financial information of our Company, our Company's systems of internal control over financial reporting, our Company's disclosure controls and procedures, and the annual independent audit of our Company's financial statements. This Audit Committee oversight of our financial statements covers both the financials reported in conformity with accounting principles generally accepted in the United States and the financials reported on a statutory basis. Our Audit Committee has sole authority to directly appoint, retain, compensate, evaluate and terminate our Company's independent registered public accounting firm and to approve all engagement fees and terms, including mandatory pre-approval of all engagements of the independent registered public accounting firm in accordance with policies and procedures adopted by our Audit Committee from time to time or as otherwise required. Our management is responsible for the Company's financial statements and reporting process, including its system of internal control over financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. Such firm also issues an opinion on the Company's internal control over financial reporting.

        The Charter of our Audit Committee is posted on the Company's website at www.cna.com and is also available in print free of charge to any stockholder who requests it. The current members of our Audit Committee are Paul J. Liska (Chairman), Jose O. Montemayor, Don M. Randel and Marvin Zonis, each of whom is an Independent Director and also meets the additional independence requirements of applicable listing standards of the NYSE and SEC regulations. Each of the current members is financially literate, as determined by our Board. Our Board has determined that each of Messrs. Liska and Montemayor are "audit committee financial experts" under NYSE and SEC standards.

        Our directors are asked annually to report to our Company the number of audit committees of public companies on which such director serves. During 2015, no director reported serving on more than three audit committees of public companies.

Compensation Committee

        The primary function of the Compensation Committee is to determine, based on, and after consideration of, recommendations of our management, all elements of compensation for the senior executive officers of the Company who are deemed executive officers as that term is defined in the Securities Act, including the NEOs. The Compensation Committee also reviews and approves the terms and conditions of any employment arrangements between the NEOs and the Company or its subsidiaries and oversees all aspects of the Incentive Compensation Plan. The Charter of our Compensation Committee is posted on the Company's website at www.cna.com and is also available in print free of charge to any stockholder who requests it. The current members of our Compensation Committee are Marvin Zonis (Chairman), Paul J. Liska, Jose O. Montemayor and Don M. Randel, each of whom is an Independent Director.

Code of Business Conduct and Ethics

        We have a Code of Business Conduct and Ethics (the "Code") which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code, as well as the Corporate Governance Guidelines, are posted on the Company's website at www.cna.com and are also available in print free of charge to any stockholder who requests them. We intend to post on our website any changes to or waivers of this Code for our principal executive officer, principal financial officer and principal accounting officer.

Meetings

        During 2015, there were 5 meetings of our Board of Directors, 4 meetings of our Finance Committee, 5 meetings of our Audit Committee, 5 meetings of our Executive Committee and 3 meetings of our Compensation Committee. Each individual who served as a director of the Company in 2015 attended not less than 75% of the total number of meetings of our Board of Directors and committees of our Board on which that director served during the year. Our Board recommends, but does not require, that all directors attend our stockholders' meetings. All of our directors attended the 2015 Annual Meeting.

Audit Committee Report

        The role of our Audit Committee is to assist our Board of Directors with the responsibility of administering corporate policy in matters of accounting and control in its oversight of our financial reporting process. As set forth in the Charter of our Audit Committee, management of our Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Our Company's accounting and financial reporting principles and internal control over financial reporting and our disclosure controls and procedures are designed to assure compliance with accounting standards and applicable laws and regulations. Our Audit Committee functions as the liaison with our Company's internal audit area and our independent registered public accounting firm. The independent registered public accounting firm is responsible for auditing our Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. Such firm also issues an opinion on the Company's internal control over financial reporting.

        In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. Our Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, "The Auditor's Communication with Those Charged with Governance". In addition, the Audit Committee has discussed with the accounting firm their independence in relation to the Company and its management, including the matters in the written disclosures and annual letter provided to the Audit Committee by the independent registered public accounting firm as required by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. The Audit Committee has determined that the provision of non-audit services provided by the auditors is compatible with maintaining the auditors' independence.

        The members of the Audit Committee rely, without independent verification, on the information provided to them by management and the independent registered public accounting firm and on management's representation that our financial statements have been prepared with integrity and objectivity. They do not provide any expert or special assurance as to our financial statements or any professional certification as to the independent registered public accounting firm's work. Accordingly, our Audit Committee's oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal control over financial reporting and our disclosure controls and procedures, that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that our financial statements are presented in accordance with accounting principles generally accepted in the United States, or that our independent registered public accounting firm is in fact "independent".

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of our Audit Committee referred to above and in the Audit Committee's Charter, our Audit Committee has recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission and determined that the provision of non-audit services by Deloitte & Touche LLP to the Company in 2015 was compatible with maintaining the independence of Deloitte & Touche LLP in its audit of the Company.

SUBMITTED BY THE AUDIT COMMITTEE

Paul J. Liska (Chairman)
Jose O. Montemayor
Don M. Randel
Marvin Zonis

Director Compensation

        Each of our non-employee Directors are currently entitled to an annual retainer of $54,000. In addition, members of our committees received the following annual retainers: Finance $4,000; Compensation $20,000 (Chair entitled to additional $5,000); and Audit $60,000 (Chair entitled to additional $20,000). Members of the Executive Committee do not receive compensation for their services in connection with the Executive Committee. No meeting-specific fees are otherwise provided. All director compensation is in cash.

        The following table shows, for each non-employee director, the amount of compensation paid for his service during 2015:

Name	Fees
Paul J. Liska	$158,000
Jose O. Montemayor	$138,000
Don M. Randel	$138,000
Joseph Rosenberg	$58,000
Andrew H. Tisch	$58,000
James S. Tisch	$58,000
Marvin Zonis	$143,000

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes the 2015 compensation program for our NEOs. During 2015, our executive management team consisted of the following NEOs:

  •
  Thomas F. Motamed, Chairman and Chief Executive Officer

  •
  D. Craig Mense, Executive Vice President and Chief Financial Officer

  •
  Jonathan D. Kantor, Executive Vice President, General Counsel and Secretary

  •
  Timothy J. Szerlong, President, Worldwide Field Operations

  •
  Thomas Pontarelli, Executive Vice President and Chief Administration Officer

Overall Executive Compensation Philosophy and Objectives

        We believe that our success is dependent upon the quality of senior management, and that compensation programs are important in attracting and retaining NEOs of superior ability and motivating their efforts on behalf of the Company. Accordingly, our compensation program for NEOs recognizes individual performance and contributions, as reflected both in the Company's overall results and in each NEO's contribution to them. To meet these objectives, we have established an approach to NEO compensation that combines elements of base salary and both cash and stock-based incentive compensation, as well as other benefits. In selecting these elements of NEO compensation, the Company has considered its historical compensation practices as they have evolved over the years, national surveys of executive compensation at comparable companies and the executive compensation programs of various peer companies, as well as applicable tax and accounting impacts of executive compensation.

        In addition, we continuously monitor the effectiveness of our compensation offerings for both NEOs and other senior leaders of the Company in order to ensure that we are well situated to attract and retain superb talent in a very competitive insurer employment environment. In connection with such regular review, analysis and data collection regarding compensation effectiveness, we may from time to time recommend changes to our compensation plan design, particularly with respect to incentive-based compensation.

        While we generally believe that written arrangements are not critical in attracting and retaining NEOs, unique circumstances may warrant the use of written arrangements from time to time. In preparing and negotiating compensation and benefit terms with respect to each NEO, we seek to realize the goals and objectives described above and to include the elements of compensation described in this Compensation Discussion and Analysis.

What We Pay and Why: Components of Executive Compensation

        In establishing the aggregate amount of compensation for each NEO, the primary factor is an evaluation of the individual's performance in the context of any contractual commitments to the individual executive, the extent and nature of the individual's responsibilities within the Company and the Company's performance during the period in question. The Company's past compensation policies are reflected in the terms agreed to in the NEOs' respective arrangements. As noted above, the Company also reviews and considers compensation levels and practices as shown in surveys and other materials. Based on these factors, the Company determines an overall level of compensation—a portion of which is to be paid as base salary and the balance of which would be incentive-based and equity-based awards, which are described in further detail in the "Narrative Supplement to the 2015 Summary Compensation Table and the 2015 Grants of Plan-Based Awards Table" section.

        The principal components of compensation for the Company's NEOs are:

  •
  Base salary;

  •
  Cash incentive compensation awards, based on both annual and long-term performance measures;

  •
  Grants of stock-based awards; and

  •
  Retirement, medical and related benefits.

Quantitative and Qualitative Factors—Individual Performance

        In determining compensation, various factors are considered in evaluating each NEO's performance, including overall Company performance. In addition, other factors considered in determining annual bonus include the specific contribution to the overall performance of the Company by the business or operational unit led by each such NEO. Such contribution is reflected in various measurements, including the unit's profitability, growth and operational efficiency, as well as productive expense management and effective leadership. Factors particular to each NEO that also may be considered include significant project work and successful implementation of initiatives that affect the enterprise as a whole. The annual incentive opportunity for each NEO is also based, among other factors, on comparative market compensation data as described below. Final approval of annual incentive cash compensation payments is made by the Compensation Committee, which retains authority to make discretionary reductions in the award amounts.

        Base Salary    Primarily due to the impact of limits on the deductibility of compensation as described below, the annual base salary of each of the Company's NEOs has been effectively limited to no more than $1 million.

        Incentive Compensation Awards    Incentive Compensation Plan provides for annual and long-term cash and share-related incentive compensation for the NEOs of the Company, among other executives. It is designed to qualify the amounts paid from time to time under the Incentive Compensation Plan to certain of the Company's officers as "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code ("IRC"). The elements of any incentive compensation for each NEO are subject to the terms and conditions of the Incentive Compensation Plan and the approval of the Compensation Committee.

        The Compensation Committee oversees all aspects of the Incentive Compensation Plan and has sole discretion to make all determinations on any matter relating to the Incentive Compensation Plan or any award granted under it. Under the Incentive Compensation Plan, the measures to be used for purposes of incentive awards may include one or more or any combination of a wide variety of corporate and personal performance components.

        Our Incentive Compensation Plan has historically incorporated both net operating income and book value growth as performance measures. Through the 2015 performance year for NEOs, both such components were utilized in determining incentive-based compensation for the NEOs. Net operating income is utilized as the performance measure for the annual incentive plan. A book value performance measure is utilized for the long-term incentive awards ("BV-based LTI Plan"). Any potential awards for NEOs under the plan are determined pursuant to the definition and goals approved by the Compensation Committee at the beginning of each relevant performance cycle. The BV-based LTI plan is based on three-year performance cycles and was initially designed to encourage all our senior leaders, including the NEOs, to think in terms of multi-year performance spans rather than exclusively a succession of separate single measures.

        The Company and the Compensation Committee have been committed to the strength of a multi-year book value based measurement in promoting long-term book value growth. In addition, such approach was implemented in order to facilitate the correlation of individual long-term performance incentives with lasting stockholder value creation.

        Recent analysis of the effectiveness of our compensation offerings has indicated that the long-term component of our incentive compensation, historically tied to a book value growth performance measurement, required modification to provide both a competitive and an appropriate compensation structure, while at the same time ensuring alignment between individual performance and contribution to the Company's operations with long-term stockholder value growth. Such changes are described below under "Modification of Long Term Incentive Compensation."

        Performance Assessment of all NEOs    Our management performs an analytical and advisory role in the process of determining incentive compensation for our NEOs. Our Chairman of the Board and Chief Executive Officer reviews all elements of incentive compensation for NEOs (other than himself) with our Senior Human Resources officer, and approves all recommendations to be made to the Compensation Committee as to those executives. Proposed incentive compensation awards to the Chief Executive Officer himself are developed by our Senior Human Resources Officer in consultation with the majority stockholder of our Common Stock, and then recommended to the Compensation Committee. Since each NEO who reports to the Chief Executive Officer is assessed separately by him and the Compensation Committee as to each element of compensation, there is no direct relationship among those elements from one NEO to another. The relationship among the various elements of compensation for each NEO individually is driven by the goal of providing the executive with an overall package of base and incentive compensation that fairly recompenses him for both Company and individual performance, in the judgment of the Compensation Committee in consultation with management. Accordingly, there is an annual assessment of all compensation elements collectively for each NEO, to assure that in the aggregate they represent a fair and balanced package in light of individual achievements and overall Company results.

        Annual Incentive Award    2015 Annual incentive awards under the Incentive Compensation Plan for the NEOs were calculated in accordance with a formula based upon our "net operating income" for that year, as defined by the Compensation Committee ("NOI"). The following is the definition of NOI approved by the Compensation Committee:

        "NOI" is defined as "net income," as reported in our fiscal year financial results, and adjusted by the following exclusions:

1)
Realized capital gains or losses, net of tax

2)
The after-tax impact of items of gain, loss, income or expense (including but not limited to changes in accounting principles) which in the judgment of the Compensation Committee were extraordinary or unusual in nature or infrequent in occurrence

3)
The after-tax impact of reserve strengthening and adverse dividend or premium development associated with asbestos and environmental pollution reserves for accident years prior to 2000, and reserve strengthening and adverse dividend or premium development covered under the NICO loss portfolio transfer that is not offset by losses ceded to NICO due to retroactive reinsurance accounting

4)
The after-tax impact of catastrophe losses of the Company or its subsidiaries in excess of the 2015 budgeted amount. To the extent that catastrophe losses are below the budgeted amount, include catastrophe losses up to the budgeted amount

5)
The after-tax impact of net reserve strengthening due to unlocking of assumptions relating to long term care liabilities or relating to a disposition, loss portfolio transfer or other transaction that fixes or limits the Company's exposure to long term care liabilities that the Committee deems to be in the best interest of shareholders

6)
Any income tax expense or benefit attributable to the impact of a change in the federal income tax rate on deferred income tax assets and liabilities

  NOI Achievement, as determined in accordance with the 2015 definition, to be rounded to no more than the next 5% increment. The Committee retains the authority to exercise negative discretion on the final rounded achievement and on any of the items listed above except as specified in a contract between the Company or its subsidiaries and an eligible person.

        The foregoing NOI definition was applied in the determination of the annual incentive cash awards, as explained below.

        With regard to 2015 annual cash awards to NEOs, the Compensation Committee retained the authority to exercise negative discretion on any of the exclusions listed above except to the extent provided otherwise in any employment agreements with NEOs. Although NOI as determined under this definition is derived from our net income, it does provide for certain exclusions. The primary purpose of the exclusions from net income reflected in the above definition of NOI is to remove those elements of income or loss which relate to one-time or extraordinary events or developments or other matters that, in the judgment of the Compensation Committee, are not appropriate to consider for purposes of assessing an NEO's performance and contribution to our operating results. The NOI for 2015, determined pursuant to the above definition, was $751 million, approximately $272 million higher than our reported net income, primarily as a result of certain adjustments provided for in the foregoing category of exclusions, including a significant exclusion relating to reserve strengthening in the Company's long term care runoff business.

        Long-Term Incentive Award    2015-2017 BV-based LTI Plan awards under the Incentive Compensation Plan for the NEOs will be determined in accordance with a formula based upon growth in our adjusted book value, as defined by the Compensation Committee, as follows:

        Adjusted book value growth (BV) is defined as "net income," as reported in the Annual Reports on Form 10-K for 2015, 2016 and 2017, respectively. In addition, the net impact over the three-year period of the following items should be included/excluded:

        Included:

1)
Increases in stockholders' equity resulting from recovery of amounts due under Notes Receivable for Issuance of Common Stock.

        Excluded:

1)
The after-tax impact of items of gain, loss, income or expense (including but not limited to changes in accounting principles) which in the judgment of the Compensation Committee were extraordinary or unusual in nature or infrequent in occurrence

2)
The after-tax impact of reserve strengthening and adverse dividend or premium development associated with asbestos and environmental pollution reserves for accident years prior to 2000, and reserve strengthening and adverse dividend or premium development covered under the NICO loss portfolio transfer that is not offset by losses ceded to NICO due to retroactive reinsurance accounting

3)
The after-tax impact of net reserve strengthening due to unlocking of assumptions relating to long term care liabilities or relating to a disposition, loss portfolio transfer or other transaction that fixes or limits the Company's exposure to long term care Group liabilities that the Compensation Committee deems to be in the best interest of shareholders

4)
The after-tax impact of income tax expense or benefit attributable to a change in the federal income tax rate on deferred income tax assets and liabilities.

        The Compensation Committee retains the authority to exercise negative discretion on any of the items listed above except as specified in a contract between the Company or its subsidiaries and an eligible person.

Annual Incentive Cash Compensation Awards

        The annual incentive cash compensation awards under the Incentive Compensation Plan for the NEOs for 2015 were primarily determined by performance compared to preset quantifiable financial goals based upon NOI as determined by the Compensation Committee, which also set the level or levels of cash incentive award opportunity within those goals for each NEO. Typical primary recurring factors taken into account for purposes of determining annual incentive cash compensation award levels assigned for each NEO for a given year include such elements as: combined ratios; expense ratios; return on equity; catastrophe loss experience; handling of legal exposures; and net written premium production. As to any particular NEO, these factors may be considered both from an overall corporate viewpoint or in terms of performance for a particular factor within that executive's individual areas of responsibility, or both.

        For Mr. Motamed, the annual incentive cash compensation opportunity for 2015 was based upon a payout formula of 1.2% of 2015 NOI, as defined by the Compensation Committee, limited by his individual maximum payment amount of $4 million. Pursuant to Mr. Motamed's employment agreement, the Compensation Committee may exercise negative discretion to decrease or eliminate any portion of his earned annual incentive cash compensation payment that exceeds his annual target bonus opportunity of $2.5 million.

        For all NEOs, the Compensation Committee retains the power to exercise negative discretion for 2015 annual incentive cash compensation amounts of the amount produced by the applicable payout formula or NOI target ranges or amounts, as applicable. The Compensation Committee also reserves the right to eliminate these awards to the NEOs, uniformly, due to adverse financial conditions. In determining the annual incentive cash compensation awards for 2015, the Compensation Committee evaluated Company performance and individual performance against the pre-set financial goals of the Company and individual performance measures, as described above. However, while these factors were generally considered as part of the Compensation Committee's overall analysis of the payout amounts, none of the factors was formally weighted or reduced to a specific percentage or dollar amount figures. The primary driver of the annual incentive bonus amount to be paid to each NEO individually is based upon the assessment by Company senior management and the Compensation Committee of that NEO's success in his or her responsibilities during the performance period in question. Based upon this process of evaluation, the Compensation Committee applied negative discretion ranging from 0% to 19.2% and the 2015 annual incentive bonus payouts for the NEOs ranged from 83% to 100% of the respective maximum annual incentive opportunities.

        For Messrs. Mense, Kantor, Szerlong and Pontarelli, the annual incentive cash compensation opportunities for 2015 were based upon a payout formula in each case of 0.5% of 2015 NOI as defined by the Compensation Committee, limited by individual maximum payment amounts of $2.475 million, $1.600 million, $1.7500 million and $1.7500 million, respectively. For the NEOs, assessment of individual performance in prior years and their respective responsibilities in 2015 are reflected as factors in the maximum individual payout amounts established as to each.

        The following table provides additional information:

Name	Year	Annual Incentive Cash Awards	Maximum Opportunity
Thomas F. Motamed	2015	$3,750,000	$4,000,000
D. Craig Mense	2015	$2,000,000	$2,475,000
Jonathan D. Kantor	2015	$1,600,000	$1,600,000
Timothy J. Szerlong	2015	$1,443,750	$1,750,000
Thomas Pontarelli	2015	$1,443,750	$1,750,000

        There is no requirement to reach a particular performance goal or payout formula in order for any of the NEOs to qualify for the 2015 annual incentive cash compensation opportunity, but payouts are limited by both actual 2015 NOI production and the individual pre-determined maximum payout amounts. Also, as discussed above, the potential for exercise of negative discretion by the Compensation Committee is a further limiting factor.

Long-Term Incentive Plan

        Under the Incentive Compensation Plan, potential LTI Plan awards for NEOs, among other employees, are based upon growth in the Company's book value, and, for the 2015-2017 cycle, will be determined pursuant to the definition approved by the Compensation Committee, with book value growth goals set by the Compensation Committee for each three-year period, as described in further detail in the "Incentive Compensation Awards" section. The determination of book value growth for the 2015-2017 performance cycle will be determined following the end of the performance cycle, or following December 31, 2017.

        The ranges of BV-based LTI award opportunities for the NEOs for 2015, as determined by the Compensation Committee, are reflected below in the 2015 Grants of Plan Based Awards Table. The long-term incentive awards are granted annually and are earned based on adjusted book value growth over a three-year performance period and will become payable only to the extent that specified adjusted book value growth goals are achieved. Payouts, if any, of the BV-based LTI awards for NEOs may range from 0% to 200% of target, based upon attainment of the performance goals, as determined by the Compensation Committee in its sole discretion, with 50% payable in cash and 50% payable in shares of the Company's Common Stock (except for Mr. Motamed, whose award is payable in 100% cash).

2015-2017 Adjusted Book Value Growth	2015-2017 Payout as a Percentage of Target
Less than 0.00%	0%
0.00%	50%
7.50%	100%
19.75% or Above	200%

        As described above, as a stock component of the BV-based LTI Plan, 50% of the LTI target award opportunity for Messrs. Mense, Kantor, Szerlong and Pontarelli will be payable in full shares of the Company's Common Stock. Performance share unit award values relating to the 2015-2017 BV-based LTI performance cycle are outlined in the 2015 Grants of Plan Based Award Table. The number of performance share units earned, if any, will be determined following the end of the performance cycle with payments made in full shares of the Company's Common Stock.

        Stock-Based Awards    Another element of our compensation program for NEOs is stock-based awards under the Incentive Compensation Plan which generally include performance share units and performance-based restricted stock units (RSUs).

        Performance-based RSUs    Mr. Motamed, pursuant to the current terms of his employment agreement, is entitled to receive an annual award of performance-based RSUs with a target value of $5 million. The 2015 award for Mr. Motamed was based upon the volume weighted average price during the 10 trading days immediately preceding the date of grant, with the target and maximum number of shares payable equal to 122,189 shares. The Compensation Committee determined and approved, based on the scale below, that the achievement for this award was equal to 99% (or 120,967 shares), subject to annual vesting in installments of 25% with the first installment vesting on March 18, 2016.

2015 NOI	2015 Achievement	2015 Percentage of RSUs Earned
Less than $375 million	Less than 50%	0%
$375 million to $775 million	50%-100%	80%-100%
$775 million to $1.75 billion	Above 100%	100%

        Retirement Plans    CNA provides funded, tax-qualified retirement plans for salaried employees, including executive officers (the "Qualified Plans") and unfunded, non-qualified equalization plans for certain highly compensated employees (the "Non-Qualified Plans") which provide for accruals and contributions not available under the Qualified Plans. The Qualified Plans and the Non-Qualified Plans both include defined contribution plans and defined benefit plans. The Qualified and Non-Qualified defined contribution plans are the CNA 401(k) Plus Plan (the "401(k) Plus Plan") (formerly known as CNA Savings and Capital Accumulation Plan) and the CNA Non-Qualified Savings Plan (formerly known as CNA Supplemental Executive Savings and Capital Accumulation Plan (the "SES-CAP")), respectively. The Qualified and Non-Qualified defined benefit plans are the CNA Retirement Plan (the "Retirement Plan") and the CNA Supplemental Executive Retirement Plan (the "SERP"), respectively.

        Effective June 30, 2015, the Company froze accruals for benefits under its Retirement Plan and SERP. Beginning July 1, 2015, those employees who had been continuing to accrue benefits under the Retirement Plan and SERP became entitled to the Company's standard contributions in the 401(k) Plus Plan, available to all employees of the Company. Of the NEOs, only Messrs. Kantor and Pontarelli were participants in the Retirement Plan and SERP at the time of the change

        Other Benefits    We provide limited types of perquisites and other personal benefits to our NEOs which we believe are reasonable, consistent with our overall compensation program to enable the Company to attract and retain superior employees for key positions and comparable with perquisite packages offered by our competitors to their senior executives. NEOs are generally entitled to participate in the various benefit plans, programs or arrangements established and maintained by the Company from time to time and applicable to its senior executives, including medical benefits, dental benefits, life insurance, short-term disability, long-term disability insurance, qualified and supplemental defined contribution and defined benefit plans, and to receive all fringe benefits made available to senior executives of the Company, including reimbursement for club memberships, annual physical examinations, preparation of personal income tax returns and paid parking. Each NEO's entitlement to such benefits is subject to the terms and conditions of the Company's policies with regard to them, as adjusted by the Company from time to time in its discretion. Severance and other benefits available to NEOs upon termination of employment are determined in accordance with any applicable agreements, which are summarized in the "Narrative Supplement to the 2015 Summary Compensation Table and the 2015 Grants of Plan-Based Awards Table" section, or the Company's severance or incentive compensation plans, as applicable.

        IRC Section 162(m) and Section 409A    Under IRC Section 162(m), unless classified as "qualified performance-based compensation," the amount of compensation deductible for federal income tax purposes which is paid by a publicly-held corporation to its CEO and certain other highly compensated officers during any year is limited to a maximum of $1 million per person, except that compensation which is considered to be "qualified performance-based compensation" is not subject to this limitation. To the extent our compensation policy can be implemented in a manner that maximizes the deductibility of compensation paid by the Company, the Board of Directors seeks to do so, subject to the contractual obligations to executives in particular cases.

        Section 409A of the IRC sets forth requirements for non-qualified deferred compensation to be deferred and paid under plans or arrangements that satisfy the requirements of the laws with respect to the timing of deferral elections, timing of payments and certain other matters. We believe that our current plans and programs either qualify for exemption from Section 409A or have been amended or designed to comply with Section 409A requirements.

        Comparative Market Data    The Compensation Committee reviews and approves the compensation for the NEOs. The Chairman of the Board and Chief Executive Officer reviews and approves recommendations made to the Compensation Committee regarding all compensation for the NEOs (other than himself). Recommendations regarding the Chief Executive Officer's compensation are developed by our Senior Human Resources officer in consultation with the majority stockholder of the Company's Common Stock.

        The Compensation Committee and the Chief Executive Officer are assisted in developing and evaluating the overall competitiveness of the compensation program by our Human Resources staff,

which uses market data provided by the following executive compensation consulting firms: AON Hewitt—Total Compensation Measurement Survey; Mercer—Property & Casualty Insurance Compensation Survey; Towers Watson—U.S. Financial Services Executive Survey—insurance industry and financial industry data. Also, comparative compensation information regarding our peer group of companies is evaluated each year. The competitor group for the 2015 evaluation consisted of the companies identified below, all of which are within the insurance industry.

  •
  ACE Limited

  •
  The Allstate Corporation

  •
  American Financial Group, Inc.

  •
  The Chubb Corporation

  •
  CIGNA Corporation

  •
  Cincinnati Financial Corporation

  •
  The Hartford Financial Services Group, Inc.

  •
  Lincoln National Corporation

  •
  The Progressive Corporation

  •
  The Travelers Companies, Inc.

  •
  XL Capital

        These companies, as well as other companies within the insurance, financial services and certain other industries, represent the organizations against which CNA competes for key executives. This comparative compensation information, in conjunction with performance assessments as to past and expected future contributions of the individual, is used to develop annual compensation levels. In addition, the Company regularly reviews executive compensation plan design, e.g. annual and long-term incentives, to assess whether our executive compensation program is in-line with companies of similar size, industry and ownership structure. It is the Company's goal to set total compensation opportunities for the NEOs at levels generally comparable with those available to similarly placed executives at the Company's competitor group; however, the Company does not benchmark executive compensation in the sense of setting mandatory levels or percentiles of peer compensation within which compensation for any particular NEO must fall. Rather, the Company uses information from the surveys and peer companies cited above to assure that its recommendations to the Compensation Committee concerning overall compensation for each NEO are comparable to the full compensation packages given to executives in the same or similar positions in such peer companies and in companies from related industries. Thus, in any particular case, one or more components of a given NEO's entire compensation structure might not be directly aligned with the same component in compensation packages offered at peer companies, but overall compensation for that NEO would nevertheless be within the parameters reflected in peer and survey data as full compensation for the same or similar positions. This process promotes the Company's goal of offering its NEOs compensation structures that, taken as a whole, make it possible to retain the most talented and productive executive officers.

        Compensation Consultant    The Compensation Committee has the authority under its charter to engage outside consultants to assist in the performance of its duties and responsibilities. We will provide appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any compensation consultant or other advisor retained by the Compensation Committee. Pursuant to this authority, the Compensation Committee would consider utilizing the services of a compensation consultant to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives, as needed. The Compensation Committee did not engage any outside consultants to perform such services in 2015.

        Non-Binding Stockholder Vote on 2014 Executive Compensation    We provide our shareholders with the opportunity to cast an annual advisory vote on our executive compensation program for our NEOs (referred to as a "say-on-pay" proposal). At the 2015 Annual Meeting, stockholders of the

Company approved (98% approval), in a non-binding vote, the 2014 executive compensation as disclosed in the 2015 proxy statement. Our Compensation Committee believes that this affirms our shareholders' support for our compensation program for NEOs. In addition, the Compensation Committee and the Board of Directors have considered the guidance provided by this advisory (non-binding) vote. The Company is submitting the 2015 executive compensation, as disclosed in this proxy statement, to stockholders for approval, in an advisory (non-binding) vote, in Proposal No. 2 below.

        Modification of Long Term Incentive Compensation

Modified Long Term Incentive Compensation Plan

        As previously described in this section, while the Company and the Compensation Committee believe that the core design elements of our executive compensation programs are effective, we are committed to enhancing program design, incorporating better practices and providing greater transparency regarding our programs to our employees and stockholders. As a result of our review of our executive compensation program and a desire to ensure both stockholder alignment and a competitive compensation offering to senior leaders, the Compensation Committee approved certain long-term incentive program modifications, as summarized in the table below.

        The modified long term incentive compensation plan, deemed a "performance share award" plan, will be implemented beginning with the 2016 performance year. Grants will be made to eligible employees of the Company, including NEOs, based on the design parameters of the modified plan set forth below. The long term incentive compensation plan, based on the prior plan design, will roll off after the completion of the two current cycles (2015-2017 and 2014-2016).

	Prior Plan Design (including Award for 2015-2017 LTI cycle)	Design Impact	New Plan Design (beginning with 2016 Award Grant)
Performance Measure	• Book Value Growth as defined by the Compensation Committee for Incentive Plan purposes	Change	• Net Operating Income as defined by the Compensation Committee for Incentive Plan purposes
Performance Period	• Annual grant with three-year performance period beginning and measured annually	Change	• Annual equity grant with one-year performance period
Payout Opportunity	• 0% to 200% of Target based on Company performance	No Change	• 0% to 200% of Target based on Company performance
Payout Timing	• Awards earned, if any, paid after the conclusion of the 3-year performance period	Change	• Awards earned, if any, vested at end of two years following the performance period
Payout Vehicle	• All cash or a combination of cash/equity based on officer level	Change	• Equity only

        The Company believes these design changes are critical to achieving the following key objectives:

  •
  Enhance understanding of the long-term incentive program by utilizing a more readily understood performance measure and create a more direct link to underwriting profit as a key performance measure

  •
  Align key employees' interests with the interests of stockholders by utilizing equity exclusively and providing dividend benefits related thereto

  •
  Maintain competitive long-term incentive payout opportunities that supports a competitive total compensation strategy by utilizing a one year performance period based on net operating income of the Company

  •
  Provide retention value for senior employees though the use of "cliff" vesting two years after Company performance has been determined

2016 Special Supplemental Equity Award

        The Compensation Committee also approved a 2016 special supplemental equity award to senior leaders of the Company, including the NEOs, who were eligible to receive equity-based compensation awards for retention purposes. In making these grants, the Compensation Committee considered the importance of these executives to both the current and future management of the Company and noted that the experience and performance of these executives could make them potentially attractive to other companies. The Compensation Committee designed the grants to act as an incentive for the executives to continue providing services to the Company and to further align the interests of these executives with those of our stockholders. Furthermore, the awards are intended to address employee retention in connection with the previously publicly disclosed transition of the Chairman and CEO role of the Company, along with addressing challenges in securing and retaining senior level talent given a very competitive marketplace. The awards are anticipated to be granted after the annual stockholder meeting later this year.

        The supplemental equity grant will consist of restricted stock units subject to both Company performance and service-based vesting. The awards will be earned based on 2016 NOI and will become payable only to the extent that a specified goal for Company performance has been achieved. Payouts, if any, for NEOs and other officers of the Company may range from 0% to 50% of target, based upon attainment of the performance goal, as determined by the Compensation Committee in its sole discretion, with 100% payable in shares of Common Stock. The vesting of any awards earned for NEOs, as well as other executive officers and senior vice presidents, will be 50% one year from grant date with the remaining 50% one year later. For other eligible officers of the Company receiving such special supplemental equity awards in connection with the 2016 performance year, vesting will occur for 100% of shares awarded one year from grant date.

        In summary, for the 2016 performance year, grants will be made to eligible employees consisting of the 2016 performance share award and the special supplemental equity award. Payouts, if any, under these awards will be made as follows—for the 2016 performance share award, in the spring of 2019; and for the special supplemental equity award, in the spring of 2017 and 2018 for NEOs and other executive officers and senior vice presidents, and in the spring of 2017 for all other recipient officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        We have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company and, based on such review and discussion, have approved inclusion of the Compensation Discussion and Analysis in this Proxy Statement and in the Company's Annual Report on Form 10-K.

COMPENSATION COMMITTEE

Marvin Zonis (Chairman)
Paul J. Liska
Jose O. Montemayor
Don M. Randel

 COMPENSATION OF EXECUTIVE OFFICERS

        The following 2015 Summary Compensation Table summarizes compensation paid by the Company and its subsidiaries for services rendered in all capacities for our Chief Executive Officer, Chief Financial Officer and other NEOs as of December 31, 2015:

2015 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (a)	Bonus	Stock Awards (b)	Option/ SARs Awards (c)	Non-Equity Incentive Plan Compensation (d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (e)	All Other Compensation (f)	Total
Thomas F. Motamed	2015	$1,000,000	—	$5,058,625	—	$4,137,500	—	$1,490,007	$11,686,132
Chief Executive Officer	2014	$1,000,000	—	$4,905,780	—	$4,250,000	—	$1,280,067	$11,435,848
CNA Financial Corporation	2013	$1,000,000	—	$4,963,923	—	$3,750,000	—	$1,033,349	$10,747,272

D. Craig Mense	2015	$825,000	—	$515,596	—	$2,799,219	—	$212,605	$4,352,420
Executive Vice President &	2014	$825,000	—	$515,608	—	$3,031,250	—	$225,676	$4,597,534
Chief Financial Officer	2013	$825,000	—	$515,610	—	$1,875,000	—	$285,010	$3,500,620
CNA Financial Corporation

Jonathan D. Kantor	2015	$800,000	—	$399,965	—	$2,220,000	$1,086,708	$63,141	$4,569,816
Executive Vice President,	2014	$800,000	—	$399,963	—	$2,400,000	$2,967,073	$40,055	$6,607,091
General Counsel & Secretary	2013	$800,000	—	$399,993	—	$1,571,000	—	$40,200	$2,811,193
CNA Financial Corporation

Timothy J. Szerlong	2015	$700,000	—	$437,474	—	$2,107,344	—	$139,427	$3,384,245
President, Worldwide Field	2014	$700,000	—	$437,483	—	$2,087,500	—	$168,389	$3,393,372
Operations	2013	$698,125	—	$428,098	—	$1,175,000	—	$163,154	$2,464,377
CNA Insurance Companies

Thomas Pontarelli	2015	$700,000	—	$437,474	—	$2,121,875	$469,895	$58,085	$3,787,329
Executive Vice President &	2014	$700,000	—	$437,483	—	$2,125,000	$1,230,979	$39,125	$4,532,587
Chief Administration Officer	2013	$700,000	—	$428,098	—	$1,185,000	$86,591	$39,721	$2,439,409
CNA Financial Corporation
(a)
Base salary includes compensation deferred under the CNA 401(k) Plus Plan and CNA Non-Qualified Savings Plan.

(b)
Represents the full grant date fair value of stock awards for fiscal years 2013, 2014 and 2015, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of assumptions used in calculation of these amounts, please see Note J to our consolidated financial statements included in our 2015 Annual Report on Form 10-K. For both Mr. Motamed's performance based RSUs and the performance share unit awards for Messrs. Mense, Kantor, Szerlong and Pontarelli, the amount reported assumes target level achievement, please refer to the "Stock-Based Awards" section of the Compensation Discussion and Analysis for more details on these awards.

(c)
Represents the full grant date fair value for fiscal years 2013, 2014, and 2015 related to stock option/SARs awards for financial statement reporting purposes, excluding forfeitures, in accordance with Financial Accounting Standards Board Accounting Codification Topic 718.

(d)
Amounts disclosed are annual incentive cash awards and BV-based long-term cash awards earned in 2013, 2014 and 2015 fiscal years under the Incentive Compensation Plan, as detailed below. Long-term cash awards are earned based on adjusted book value growth targets over a three-year performance period.

Name	Year	Annual Incentive Cash Awards	Long-Term Cash Awards	Total Non-Equity Incentive Plan Compensation
Thomas F. Motamed	2015	$3,750,000	$387,500	$4,137,500
	2014	$3,750,000	$500,000	$4,250,000
	2013	$3,750,000	—	$3,750,000

D. Craig Mense	2015	$2,000,000	$799,219	$2,799,219
	2014	$2,000,000	$1,031,250	$3,031,250
	2013	$1,875,000	—	$1,875,000

Jonathan D. Kantor	2015	$1,600,000	$620,000	$2,220,000
	2014	$1,600,000	$800,000	$2,400,000
	2013	$1,475,000	$96,000	$1,571,000

Timothy J. Szerlong	2015	$1,443,750	$663,594	$2,107,344
	2014	$1,275,000	$812,500	$2,087,500
	2013	$1,175,000	—	$1,175,000

Thomas Pontarelli	2015	$1,443,750	$678,125	$2,121,875
	2014	$1,250,000	$875,000	$2,125,000
	2013	$1,185,000	—	$1,185,000
(e)
The amount shown for the NEOs is attributable to the change in actuarial present value of the accumulated benefit under defined benefit plans. There can be no assurance that the amounts shown will ever be realized by the NEOs. For assumptions used in calculation of these amounts, please see the 2015 Pension Benefits Table.

(f)
Please refer to the All Other Compensation Table below for additional information.

2015 ALL OTHER COMPENSATION TABLE

        The following 2015 All Other Compensation Table describes each component of the All Other Compensation column in the Summary Compensation Table for the year ended December 31, 2015.

Name	Year	Parking Benefit	Tax Preparation	Executive Physicals	Company Aircraft (a)	Club Memberships /Companion Travel	Tax Reimbursements (b)	Dividend Equivalent Payments (c)	401(k) Plus Plan and Non-Qualified Savings Plan Contributions	Other (d)	Total
Thomas F. Motamed	2015	$1,920	—	—	$433,117	$8,000	$72,978	$636,992	$322,000	$15,000	$1,490,007
D. Craig Mense	2015	$1,920	$2,500	—	$17,314	$7,342	$7,629	—	$175,900	—	$212,605
Jonathan D. Kantor	2015	—	—	—	—	$9,541	—	—	$53,600	—	$63,141
Timothy J. Szerlong	2015	$1,920	—	—	—	$8,000	$1,357	—	$128,150	—	$139,427
Thomas Pontarelli	2015	$1,920	—	$171	—	$8,950	$144	—	$46,900	—	$58,085
(a)
Represents amounts for personal use of Company aircraft which represents the aggregate incremental cost to the Company. Aggregate incremental cost calculation includes variable costs associated with the personal use of Company aircraft and includes but is not limited to the following: fuel, maintenance labor and parts, engine maintenance, landing/parking fees, crew expenses, catering and supplies.

(b)
Under the Internal Revenue Code, the Company is required to impute income to each NEO for the value of perquisites. The amounts represented are reimbursements for taxes on imputed income related to personal use of Company aircraft applying the Standard Industry Fare Level (SIFL) methodology (Mr. Mense and Mr. Motamed), spousal travel on the Company aircraft (Mr. Szerlong) and an executive physical (Mr. Pontarelli).

(c)
Represents dividend equivalent payments made to Mr. Motamed in connection with vesting of restricted shares.

(d)
Represents an annuity payment per Mr. Motamed's contract payable beginning January 2014 through 2033.

2015 GRANTS OF PLAN-BASED AWARDS TABLE

        The following 2015 Grants of Plan-Based Awards Table provides additional information on awards and non-equity incentive plan awards granted to each of the NEOs during the year ended December 31, 2015.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards
											Grant Date Fair Value of Stock Awards ($)(a)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Thomas F. Motamed	Performance RSUs	3/18/15	—	—	—		97,751	122,189	122,189	(b)	$5,058,625
	LTI (Book Value based)	3/18/15	$125,000	$250,000	$500,000	(c)	—	—	—		—
	Annual Cash		—	$2,500,000	$4,000,000	(d)	—	—	—		—
D. Craig Mense	LTI (Book Value based)	3/18/15	$257,813	$515,625	$1,031,250	(c)	6,227	12,454	24,908	(c)	$515,596
	Annual Cash		—	$1,237,500	$2,475,000	(d)	—	—	—		—
Jonathan D. Kantor	LTI (Book Value based)	3/18/15	$200,000	$400,000	$800,000	(c)	4,830	9,661	19,322	(c)	$399,965
	Annual Cash		—	$1,200,000	$1,600,000	(d)	—	—	—		—
Timothy J. Szerlong	LTI (Book Value based)	3/18/15	$218,750	$437,500	$875,000	(c)	5,283	10,567	21,134	(c)	$437,474
	Annual Cash		—	$875,000	$1,750,000	(d)	—	—	—		—
Thomas Pontarelli	LTI (Book Value based)	3/18/15	$218,750	$437,500	$875,000	(c)	5,283	10,567	21,134	(c)	$437,474
	Annual Cash		—	$875,000	$1,750,000	(d)					—
(a)
Represents full grant date fair value of 2015 awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. There can be no assurance that amounts shown under the Grant Date Fair Value of Stock Awards will ever be realized by the NEOs.

(b)
On March 18, 2015, Mr. Motamed was awarded a performance-based RSU award with a target value of $5 million (or 122,189 target shares). At the February 2, 2016 Compensation Committee meeting, the Compensation Committee determined that the achievement for this award was equal to 99% (120,967 shares). Please refer to the "Stock-Based Awards" section of the Compensation Discussion and Analysis for more details on this award.

(c)
These amounts represent BV-based long-term incentive awards made under the Incentive Compensation Plan. For Messrs. Mense, Kantor, Szerlong and Pontarelli the award has a 50% cash component and 50% equity component. For Mr. Motamed, the award only has a 100% cash component. The BV-based long-term incentive awards are granted annually and are earned based on adjusted book value growth over a three-year performance period and will become payable only to the extent that specified adjusted book value growth goals are achieved. The payouts can vary from 0% to 200% of the original target based on the attainment of performance goals. Only awards related to the 2015-2017 performance cycle are included in this table. Please refer to the "Incentive Compensation Awards" section of the Compensation Discussion & Analysis for more information concerning these awards.

(d)
These amounts represent annual incentive cash awards granted under the Incentive Compensation Plan. The awards for each of the NEOs consist of an amount equal to a portion of that percentage of NOI established by the Compensation Committee as the annual performance goal, subject to maximum amounts. The actual 2015 annual incentive cash award achievements were determined and approved by the Compensation Committee on February 2, 2016 and are reflected in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column. Please refer to the "Annual Incentive Cash Compensation Awards" section of the Compensation Discussion and Analysis for more information concerning these awards.

Narrative Supplement to the 2015 Summary Compensation Table and the 2015 Grants of Plan-Based Awards Table

        The terms of employment of the NEOs, and the form of their written arrangements if any, are approved by the Compensation Committee. Currently, only Messrs. Motamed and Mense have an effective employment arrangement with the Company. With the exception of the foregoing, there were no severance arrangements applicable to any NEO in 2015. The material terms, including relating to severance, applicable to Mr. Motamed pursuant to his employment agreement and to Mr. Mense pursuant to his retention agreement, are described below.

        Pursuant to an employment agreement, dated May 22, 2008, and as amended October 24, 2008, March 3, 2010 and September 8, 2011, Mr. Thomas F. Motamed currently serves as Chairman of the Board and Chief Executive Officer of the Company. The term of the employment agreement expires December 31, 2016. His annual base compensation is $1,000,000, subject to potential increases by our Board of Directors or Compensation Committee. In addition, Mr. Motamed is entitled to earn annual incentive cash awards under the Incentive Compensation Plan with an annual target bonus opportunity of $2.5 million and a maximum annual bonus opportunity of $4 million, as well as certain long-term incentive cash awards, calculated pursuant to specific performance goals as outlined in the "Compensation Discussion and Analysis" section above, and as determined by the Compensation Committee and subject to its approval and adjustment. Under the employment agreement, Mr. Motamed is entitled to an annual target grant of performance-based RSUs with a value of $5 million, based upon the volume weighted average price during the 10 trading days immediately preceding the date of grant.

        If Mr. Motamed's employment is terminated by the Company without "cause" or he resigns for "good reason" (each as defined in the agreement), he will receive, at a minimum, unpaid base salary through the termination date, the balance of any unpaid annual incentive cash awards and long-term incentive cash awards for the performance period in which termination occurs, prorated to date of termination; full vesting of all outstanding SARs, with SARs remaining exercisable for the lesser of three years following termination or the balance of the maximum term; full vesting of any outstanding RSUs whose vesting is based solely on continued employment; full vesting of performance-based RSUs granted in the calendar year of termination or in the previous year, subject solely to satisfying performance criteria of such RSUs; and 42 months of Company subsidized participation in the medical, dental, vision, life and disability plans in which he was enrolled prior to termination. In addition, under the foregoing termination circumstances, if Mr. Motamed timely executes, delivers and does not revoke a release in the time, manner and form described in the agreement, he shall be entitled to receive severance payments in the amount of $312,500 per month commencing with month of termination through the remaining term of his employment agreement; provided however, severance payments shall be made for a period of no less than six months following termination and any severance payments will be made in substantially equal installments, not less frequently than monthly. Mr. Motamed is also entitled to the following special termination payments: (i) a payment of $15,000 annually commencing January 2014 and ending on January 2033; and (ii) a lump sum payment equal to $1.5 million to be paid within 30 days following termination. The foregoing severance payments are subject to deferral pursuant to the provisions of IRC Section 409A and the Treasury Regulations related to it.

        If Mr. Motamed's employment is terminated in connection with a change of control, as such term is defined in his employment agreement, he will receive: any unpaid base salary through the termination date, the balance of any unpaid annual incentive cash awards and long-term incentive cash awards for the performance period in which termination occurs, prorated to the date of termination; full vesting of all outstanding SARs, with SARs remaining exercisable for the lesser of 90 days following termination or the balance of the maximum term; full vesting of any outstanding RSUs where vesting is based solely on continued employment; and full vesting of any earned but unvested performance-based RSUs. In addition, Mr. Motamed is entitled to reimbursement, on an after-tax basis, for any excise tax due as a result of any payment under his employment agreement being treated as an "excess parachute payment" under IRC Section 280G.

        Pursuant to a retention agreement, dated February 4, 2016, Mr. Mense serves as Executive Vice President and Chief Financial Officer of the Company. The agreement provides for a term through

November 19, 2018 (the "Target Date"), at which time a retention bonus will be payable to Mr. Mense in the amount of between $3.5 million and $4 million at the discretion of the Compensation Committee. The retention bonus will be payable earlier than the Target Date should Mr. Mense be terminated without "cause" or if he resigns for "good reason" (each as defined in the agreement). The agreement also provides for annual base salary of no less than $825,000 during the term of his employment, in addition to a target annual incentive bonus of no less than 200% of his base salary. In addition, Mr. Mense is entitled to long-term incentive compensation awards pursuant to the Incentive Compensation Plan.

        If Mr. Mense's employment is terminated without "cause" or if he resigns for "good reason" prior to the end of the agreement's term, in addition to the retention bonus, he will receive a cash severance equal to unpaid balance of annual base salary through the end of the term, along with annual and long term incentive awards on a prorated basis, the aggregate of which will not be less than $2.5 million.

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

        The following 2015 Outstanding Equity Awards at Fiscal Year End Table summarizes equity awards made to the NEOs which were outstanding as of December 31, 2015.

		Option/SARs Awards						Stock Awards
														Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
					Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)							Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
		Number of Securities Underlying Unexercised Options/SARs (#)	Number of Securities Underlying Unexercised Options/SARs (#)
										Market Value of Shares or Units of Stock That Have Not Vested ($)
								Number of Shares or Units of Stock That Have Not Vested (#)
						Option/SARs Exercise Price (a) ($)
							Option/SARs Expiration Date
Name	Date of Grant	Exercisable	Unexercisable
Thomas F. Motamed	01/2/2009	80,000	—		—	$16.50	1/2/2019	—		—		—		—
	03/3/2010	80,000	—		—	$25.56	3/3/2020	—		—		—		—
	01/28/2011	80,000	—		—	$27.11	1/28/2021	—		—		—		—
	02/27/2012	—	—		—	—	—	43,952	(b)	$1,544,913		—		—
	02/28/2013	—	—		—	—	—	78,420	(c)	$2,756,463		—		—
	02/24/2014	—	—		—	—	—	87,646	(d)	$3,080,767		—		—
	03/18/2015	—	—		—	—	—	122,189	(e)	$4,294,943		—		—

D. Craig Mense	02/7/2007	25,000	—		—	$41.86	2/7/2017	—		—		—		—
	02/6/2008	30,000	—		—	$32.54	2/6/2018	—		—		—		—
	02/4/2009	30,000	—		—	$11.51	2/4/2019	—		—		—		—
	2/28/2013	—	—		—	—	—	25,251		$887,573	(f)	—		—
	2/24/2014	—	—		—	—	—	—		—		12,533	(g)	$440,535
	3/18/2015	—	—		—	—	—	—		—		12,454	(h)	$437,758

Jonathan D. Kantor	02/7/2007	30,000	—		—	$41.86	2/7/2017	—		—		—		—
	02/4/2009	17,067	—		—	$11.51	2/4/2019	—		—		—		—
	03/3/2010	7,500	—		—	$25.56	3/3/2020	—		—		—		—
	01/28/2011	7,500	—		—	$27.11	1/28/2021	—		—		—		—
	02/28/2013	—	—		—	—	—	19,588		$688,518	(f)	—		—
	02/24/2014	—	—		—	—	—	—		—		9,722	(g)	$341,728
	03/18/2015	—	—		—	—	—	—		—		9,661	(h)	$339,584

Timothy J. Szerlong	09/11/2009	10,000	—		—	$24.14	9/11/2019	—		—		—		—
	4/27/2010	10,000	—		—	$27.89	4/27/2020	—		—		—		—
	1/28/2011	10,000	—		—	$27.11	1/28/2021	—		—		—		—
	2/27/2012	7,500	2,500 (i	)	—	$28.32	2/27/2022	—		—		—		—
	2/28/2013	—	—		—	—	—	20,965		$736,920	(f)
	2/24/2014	—	—		—	—	—					10,634	(g)	$373,785
	3/18/2015	—	—		—	—	—					10,567	(h)	$371,430

Thomas Pontarelli	02/7/2007	15,000	—		—	$41.86	2/7/2017	—		—		—		—
	02/6/2008	15,000	—		—	$32.54	2/6/2018	—		—		—		—
	02/4/2009	15,000	—		—	$11.51	2/4/2019	—		—		—		—
	02/28/2013	—	—		—	—	—	21,425		$753,089	(f)	—		—
	02/24/2014	—	—		—	—	—	—		—		10,634	(g)	$373,785
	03/18/2015	—	—		—	—	—	—		—		10,567	(h)	$371,430
(a)
The exercise price shown for individual optionees is the fair market value of the Company's Common Stock on the date of grant (calculated as the average of its high and low sales prices on that date reported on the NYSE Composite Tape).

(b)
RSUs vest annually in installments of 25% beginning February 27, 2013, such that the RSUs are fully exercisable on or after four years from the date of grant.

(c)
RSUs vest annually in installments of 25% beginning February 28, 2014, such that the RSUs are fully vested on or after four years from the date of grant.

(d)
RSUs vest annually in installments of 25% beginning February 24, 2015, such that the RSUs are fully vested on or after four years from the date of grant.

(e)
At the February 2, 2016 Compensation Committee meeting, the Compensation Committee determined that the achievement for this award was equal to 99% or 120,967 RSUs. RSUs vest annually in installments of 25% beginning March 18, 2016, such that the RSUs are fully vested on or after four years from the date of grant. The actual value of awards at the end of the performance period may vary from the valuations indicated above.

(f)
Represents performance share unit awards for the 2013-2015 performance cycle actual achievement. At the February 2, 2016 Compensation Committee meeting, the Compensation Committee determined that the achievement for these awards was equal to 155%. For information regarding the performance shares, please refer to the "Compensation Discussion and Analysis—Incentive Compensation Awards" section. The actual value of awards at the end of the performance period may vary from the valuations indicated above.

(g)
Represents outstanding performance share unit awards for the 2014-2016 performance cycle assuming target achievement. The actual number of shares that will be distributed is not yet determinable. Such performance share unit awards, if earned, will vest no later than March 2017. For information regarding the performance shares, please refer to the "Compensation Discussion and Analysis—Incentive Compensation Awards" section. The actual value of awards at the end of the performance period may vary from the valuations indicated above.

(h)
Represents outstanding performance share unit awards for the 2015-2017 performance cycle assuming target achievement. The actual number of shares that will be distributed is not yet determinable. Such performance share unit awards, if earned, will vest no later than March 2018. For information regarding the performance shares, please refer to the "Compensation Discussion and Analysis—Incentive Compensation Awards" section. The actual value of awards at the end of the performance period may vary from the valuations indicated above.

(i)
SARs vest annually in installments of 25% beginning February 27, 2013, such that the SARs are fully exercisable on or after four years from the date of grant.

2015 OPTION EXERCISES AND STOCK VESTED

        The following 2015 Option Exercises and Stock Vested Table summarizes the value realized by the NEOs on stock option/SARs exercises and stock award vesting during the year ended December 31, 2015.

	Option/SARs Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Thomas F. Motamed	—	—		133,673	(a)	$5,515,723(b)

D. Craig Mense	25,000	$279,432	(c)	36,414		$1,487,148

Jonathan D. Kantor	42,933	$555,754	(c)	28,248		$1,153,648

Timothy J. Szerlong	—	—		28,688		$1,171,618

Thomas Pontarelli	15,000	$86,850	(c)	30,896		$1,261,793
(a)
Represents 25% installment vesting of performance-based RSU awards granted on January 28, 2011, February 27, 2012, February 28, 2013 and February 24, 2014. Number of shares includes 57,725 shares withheld by the Company at the election of Mr. Motamed to pay for minimum withholding tax due upon the vesting of the foregoing four RSU awards on January 28, 2015, February 27, 2015, February 28, 2015 and February 24, 2015 respectively. If vesting date falls on non-business day, the actual vesting date is the next business day.

(b)
Determined based on the average of the high and low price of Company Common Stock on the January 28, 2015, February 27, 2015, February 28, 2015 and February 24, 2015 vesting dates, excluding tax obligations incurred in connection with such vesting.

(c)
Value Realized on Exercise represents the difference between exercise price and market price at the time of exercise, excluding any tax obligation incurred in connection with such exercises.

2015 PENSION BENEFITS TABLE

        The following 2015 Pension Benefits Table provides the present value of accumulated benefits payable to each of the NEOs under the qualified and non-qualified pension plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Thomas F. Motamed	—	—	—		—

D. Craig Mense	—	—	—		—

Jonathan D. Kantor	CNA Retirement Plan	21.25	$1,095,892	(a)	—
	CNA Supplemental Executive Retirement Plan	21.25	$14,357,981	(b)	—

Timothy J. Szerlong	—	—	—		—

Thomas Pontarelli	CNA Retirement Plan	17.42	$1,042,970	(a)	—
	CNA Supplemental Executive Retirement Plan	17.42	$6,740,971	(b)	—
(a)
The present value of accumulated benefit was determined assuming commencement at age 62 (or current age if older) using a discount rate of 4.15% and the Adjusted RP-2014 projected generationally with 2-dimensional Scale BB. The mortality rates apply after commencement. The payment form reflects the availability and anticipated election of optional payment forms offered under the plan based on plan experience.

(b)
The present value of accumulated benefit was determined assuming commencement at age 62 (or current age if older), with payment under the lump sum payment form. For Messrs. Kantor and Pontarelli the lump sum payment at age 62 (or current age if older) was determined using a forward rate application of the three-segment yield curve specified in IRS Notice 2015-85 (1.76% for payments made during the first 5 years; 4.15% for payments made for the next 15 years; and 5.13% for payments made thereafter). For Messrs. Kantor and Pontarelli the 2016 Table for Distributions subject to §417(e)(3) as specified in IRS Notice 2015-53 was used. The lump sum payment at commencement was discounted to the measurement date using a discount rate of 4.15%.

Narrative Supplement to the 2015 Pension Benefits Table

        CNA provides two defined benefit pension plans in which certain NEOs participate. The Retirement Plan is a defined benefit pension plan available to employees hired on or before December 31, 1999. This plan is qualified under Section 401(a) of the IRC. The SERP is a non-qualified defined benefit pension plan that provides benefits to employees who are eligible to participate in the Retirement Plan and whose accrued benefit under such plan is restricted by IRC Sections 401(a)(17) or 415.

CNA Retirement Plan

        The Retirement Plan provides a life annuity benefit at normal retirement age equal to (1) less (2) below:

(1)
The sum of (A) and (B) below:

(A)
2% of Highest Average Monthly Compensation multiplied by years and months of Accrual Service, up to a maximum of 25 years; and

  (B)
  0.6667% of Highest Average Monthly Compensation multiplied by years and months of Accrual Service over 25 years, up to 15 such years.

(2)
1.4% of Primary Social Security Amount multiplied by years and months of Accrual Service, up to a maximum of 35 years.

        "Highest Average Monthly Compensation" is computed as the average of the 60 consecutive months of compensation over the entire period of employment which produce the highest monthly average. Compensation includes base salary, incentive compensation, overtime, and incentive or performance bonuses before these are reduced by contributions to tax-deferred or tax-exempt plans under IRC Sections 401(k), 125 or 132(f)(4). Compensation recognized under the Retirement Plan is limited under the provisions of IRC Section 401(a)(17).

        "Primary Social Security Amount" is an estimate of the monthly primary insurance amount available at age 65 computed under the Social Security Act in effect on January 1 of the year of determination. This amount is estimated by assuming annual wages for the period after termination of employment to age 65 are equal to earnings in the last full year of employment and past wages are estimated assuming wage increases of 6% per year from the later of age 22 or January 1, 1951.

        "Accrual Service" is determined in years and months from the date of hire, with one month credited for any month in which the employee works.

        Employees who are eligible to participate in the Retirement Plan include all employees of the Company's subsidiary, Continental Casualty Company, hired prior to January 1, 2000. Eligible employees became participants in the Retirement Plan at the later of: (i) the date an employee attained age 21; (ii) the date an employee became an Eligible Employee; or (iii) the date the employee completed 1,000 hours of service.

        A participant's right to an accrued benefit under the Retirement Plan becomes non-forfeitable after three years of vesting service or when the participant attains Normal Retirement age (later of sixty-fifth birthday or fifth anniversary of the date of participation). The accrued benefit is payable on an unreduced basis on or after age 65. Participants who terminate with at least three years of vesting service and with the sum of their age and service greater than or equal to 65 are eligible for early retirement and may commence benefits at any time. Such benefits are reduced by 1/3 of 1 percent for each complete calendar month that commencement precedes the first of the month coincident with or next following their sixty-second birthday. Participants who terminate with at least ten years of vesting service, but the sum of their age plus service is less than 65, may commence receiving benefits as early as age 55 with a reduction of 1/2 of 1 percent for each complete calendar month that benefit commencement precedes the first of the month coincident with or next following their sixty-fifth birthday.

        Participants who commence receiving benefits at an early retirement age and who reached age 40 prior to January 1, 2000 are eligible for a supplemental benefit payable until they attain age 62. This benefit is equal to the offset described above reduced for early retirement.

        The normal form of payment for a single participant is the single life annuity. The normal form of payment for a married participant is the qualified 50% joint and survivor annuity. Several optional forms of payment are offered. These include 50%, 66 2/3%, 75% and 100% joint and contingent annuities, and the single life annuity. Benefits paid under any of these optional forms are actuarially equivalent to the single life annuity benefit available at the age of the commencement of benefits.

        The Retirement Plan provides benefits upon the death or disability of an active participant. The spouse of a deceased active participant who dies with at least three years of vesting service is eligible to receive 50% of the participant's accrued benefit, assuming the participant had attained early retirement age at the date of death and retired with a 50% joint and survivor annuity payment form. The early retirement reduction in this case is 1/3 of 1 percent for each complete calendar month the date of death precedes the first of the month coincident with or next following the participant's sixty-second birthday. Upon becoming disabled after five years of vesting service, the participant is eligible for additional Accrual Service to the earliest to occur of the cessation of disability, normal retirement age or the election of an earlier annuity starting date. Compensation while disabled is credited at the same rate of compensation in the last full month worked.

        Of the NEOs, only Messrs. Kantor and Pontarelli are eligible to participate in the Retirement Plan and are also eligible for an early retirement benefit under the Retirement Plan. Effective June 30, 2015, the accrued benefits for Messrs. Kantor and Pontarelli in the Retirement Plan were frozen.

CNA Supplemental Executive Retirement Plan

        The SERP provides the portion of the Retirement Plan benefit which cannot be paid from the Retirement Plan due to the compensation limitations of IRC Section 401(a)(17) or the benefit amount limitations of IRC Section 415.

        The provisions of the SERP are the same as the Retirement Plan. A participant who terminates and is eligible to receive a benefit under the Retirement Plan, whether a normal, early, or late retirement benefit, shall receive a benefit from the SERP equal to the excess, if any, of the amount the participant would have received from the Retirement Plan if neither IRC Section 401(a)(17) nor IRC Section 415 tax limits applied to the participant's actual Retirement Plan benefit. The amount of the benefit the participant would receive under the SERP shall be determined on the same basis as the participant's actual Retirement Plan benefit, taking into account the participant's age, compensation history, and service upon termination. The provisions of the SERP with respect to death and disability benefits are the same as the Retirement Plan.

        A SERP benefit accrued after December 31, 2004 will be paid as a lump sum as soon as practicable after the participant's termination of employment; provided, that if the participant's Rule of 65 (service plus age) on the termination date, does not equal at least 65, it shall be paid on the later of the date the participant terminates employment or the date he reaches either age 55 or age 65 if he had not completed 10 years as of December 31, 2008. The lump sum is equal to the actuarial equivalent of such benefit determined under the term of the Retirement Plan. The Company has also elected to pay all benefits accrued prior to January 1, 2005 in the form of a lump sum, but retains discretion to pay benefits accrued prior to January 1, 2005 either as a lump sum or as an annuity regardless of amount.

        Messrs. Kantor and Pontarelli are eligible to participate in the SERP and are also eligible for early retirement benefits under the SERP. Effective June 30, 2015, the accrued benefits for Messrs. Kantor and Pontarelli in the SERP were frozen.

2015 NON-QUALIFIED DEFERRED COMPENSATION TABLE

        The following 2015 Non-Qualified Deferred Compensation Table provides information on executive contributions, earnings and account balances for the NEOs in the CNA Non-Qualified Savings Plan, a non-qualified, unfunded and unsecured deferred compensation plan.

Name	Executive Contributions in Last Fiscal Year (a)	Company Contributions in Last Fiscal Year (b)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
Thomas F. Motamed	$297,000	$405,830	$56,228	—	$3,906,275

D. Craig Mense	$147,000	$193,124	$47,983	—	$3,314,908

Jonathan D. Kantor	$32,100	$42,470	$20,197	—	$1,387,414

Timothy J. Szerlong	$122,000	$135,072	$19,068	—	$1,376,174

Thomas Pontarelli	$45,000	$38,325	$21,674	—	$1,489,263
(a)
Reflects amounts that have been reported as Salary in the Summary Compensation Table.

(b)
Includes Company performance and additional matching contributions, as further explained below, credited to the NEO's account in the 2015 calendar year for 2014 performance. Company performance and additional matching contributions for 2015 performance will be credited to the

  NEOs account in the first quarter of 2016 and are not reflected in this table. For information regarding employer contributions, please refer to the discussion in the "Narrative Supplement to the 2015 Non-Qualified Deferred Compensation Table" section following this table.

Narrative Supplement to the 2015 Non-Qualified Deferred Compensation Table

        CNA's defined contribution plans consist of the 401(k) Plus Plan, which is a tax-qualified 401(k) plan, and the CNA Non-Qualified Savings Plan, which is a non-qualified deferred compensation plan. Each full-time employee is eligible to participate in the 401(k) Plus Plan immediately upon hire, and generally may elect to contribute a portion of their compensation to the 401(k) Plus Plan as before-tax, after-tax or Roth 401(k) contributions. An employee whose compensation exceeds the limit on compensation that may be taken into account under the 401(k) Plus Plan as a result of IRC Section 401(a)(17) (which includes all of the NEOs) may elect to contribute up to 12% of eligible compensation to the 401(k) Plus Plan on a pre-tax or Roth basis, and defer up to 38% of eligible compensation to the CNA Non-Qualified Savings Plan until the Section 401(a)(17) or the 402(g) limit is reached. Thereafter, the employee may defer up to 50% of the portion of eligible compensation that exceeds the Section 401(a)(17) limit to the CNA Non-Qualified Savings Plan on a pre-tax basis. In addition, if the employee's total contributions to the 401(k) Plus Plan for a year would otherwise exceed the maximum amount that may be contributed for the year pursuant to IRC Sections 402(g) or 415, the excess may be credited to the CNA Non-Qualified Savings Plan.

        Employer contributions to the CNA Non-Qualified Savings Plan are calculated on the same basis as contributions to the 401(k) Plus Plan as described below, but only to the extent that employer contributions to the 401(k) Plus Plan are limited by the IRC. The vesting requirements for employer contributions to the CNA Non-Qualified Savings Plan are also the same as the vesting requirements for contributions to the 401(k) Plus Plan. However, participants in the CNA Non-Qualified Savings Plan are not permitted to select among different investment funds, as are participants in the 401(k) Plus Plan. Instead, all accounts in the CNA Non-Qualified Savings Plan are credited with earnings at the rate earned by the 401(k) Plus Plan's Invesco Stable Value Fund. Effective June 30, 2015, CNA changed its Retirement Plan for employees continuing to accrue benefits under the Retirement Plan. CNA froze accruals as of June 30 and starting with the first pay period after July 1, 2015, all employees are entitled to receive the enhanced Company contributions in the 401(k) Plus Plan of an annual basic employer contribution to the 401(k) Plus Plan and CNA Non-Qualified Savings Plan, if applicable, of 3% or 5% of their eligible compensation, depending on their age. In addition, these employees are eligible to receive discretionary annual performance contributions of up to 2% of eligible compensation and an additional employer match of up to 80% of the first 6% of salary contributed by the employee. The basic, performance and additional employer matching contributions are referred to herein as "Enhanced 401(k) Plus" and "Enhanced CNA Non-Qualified Savings Plan." All eligible employees are entitled to a 70% employer matching contribution to the 401(k) Plus Plan and CNA Non-Qualified Savings Plan, if applicable, on the first 6% of eligible compensation contributed by the employee. The employer matching contribution rates for employees during the first year of service are 50% of the foregoing.

        Employer matching, basic and performance contributions to both the 401(k) Plus Plan and CNA Non-Qualified Savings Plan vest at the rate of 20% per year commencing with the first year of service. After five years of service, all accounts are fully vested. All of the NEOs are fully vested in their 401(k) Plus Plan and CNA Non-Qualified Savings Plan account balances.

        All salary amounts and annual incentive cash compensation amounts are considered eligible compensation for purposes of the Retirement Plan, the SERP, and for basic and performance contributions to the 401(k) Plus Plan and CNA Non-Qualified Savings Plan. Only base salary is considered eligible compensation for purposes of employer matching contributions to the 401(k) Plus Plan and CNA Non-Qualified Savings Plan.

        Messrs. Kantor and Pontarelli became eligible for Enhanced 401(k) Plus Plan and Enhanced Non-Qualified Savings Plan contributions with the first pay period after July 1, 2015.

        Mr. Motamed's eligible compensation for purposes of elective contributions and employer matching contributions for the 401(k) Plus Plan is his base salary and, under the terms of his employment agreement, his eligible compensation for the CNA Non-Qualified Savings Plan includes both his base salary and his annual incentive cash compensation, provided that the aggregate amount of salary and annual bonus included for any full calendar year shall not exceed $3,500,000.

2015 POTENTIAL PAYMENTS UPON TERMINATION TABLES

        The following 2015 Potential Payments upon Termination Tables provide the present value of the potential payments upon termination. Annual and LTI Cash Plan payments are assumed at target level achievement for purposes of these tables. Please refer to the "Narrative Supplement to the 2015 Summary Compensation Table and the 2015 Grants of Plan-Based Awards Table" section for more information regarding termination.

Thomas F. Motamed

Benefit (a)	Termination w/o Cause or for Good Reason	Retirement	Voluntary Termination	For Cause Termination	Death	Disability	Change in Control
Annual and LTI Cash Plan	$3,000,000	$3,000,000	$0	$0	$3,000,000	$3,000,000	$3,000,000
Options/SARs/RSUs	$11,677,067	$11,677,067	$0	$0	$11,677,067	$11,677,067	$11,677,067
Severance Related Payments (b)	$5,673,750	$1,923,750	$0	$0	$2,173,750	$2,293,750	$1,923,750
Benefits and Perquisites	$0	$0	$0	$0	$0	$0	$0
Excise Tax and Gross-Up (c)	$0	$0	$0	$0	$0	$0	$0
Total Potential Payments	$20,350,817	$16,600,817	$0	$0	$16,850,817	$16,970,817	$16,600,817

  (a)
  Please refer to the Pension Benefits table and the Non-Qualified Deferred Compensation Tables above for estimated payments under the SERP and CNA Non-Qualified Savings Plan respectively for Mr. Motamed.

  (b)
  Severance Related payments includes severance payments due to the executive in connection with his termination as described in the "Narrative Supplement to the 2015 Summary Compensation Table and the 2015 Grants of Plan-Based Awards Table" section, that may become payable as a result of such termination.

  (c)
  In the event of a change in control of the Company, Mr. Motamed may be subject to certain excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended. Amounts represent potential reimbursements for any excise and income taxes that may be imposed on Mr. Motamed under Section 4999.

        As of December 31, 2015, of the NEOs only Mr. Motamed has a severance agreement with the Company. However, the following would have become payable under existing equity-based plans and arrangements if the named executive's employment had terminated on December 31, 2015 under the following scenarios: (1) Death or Disability: Mr. Mense, $2,062,500; Mr. Kantor, $1,600,000; Mr. Szerlong, $1,750,000; and Mr. Pontarelli, $1,731,250; (2) Change in Control: Mr. Mense, $2,062,500; Mr. Kantor, $1,600,000; Mr. Szerlong, $1,767,075; and Mr. Pontarelli, $1,731,250; (3) Retirement: Mr. Mense, $2,062,500; Mr. Kantor, $0; Mr. Szerlong, $1,750,000; and Mr. Pontarelli, $1,731,250.

        As described under "Narrative Supplement to the 2015 Summary Compensation Table and the 2015 Grants of Plan-Based Awards Table", the Company has entered into a retention agreement with Mr. Mense as of February 4, 2016, which agreement includes severance-related provisions.

RELATED PARTY TRANSACTIONS

        It is our policy that any transaction involving the Company or any of its subsidiaries in which any of our directors, executive officers, principal stockholders has had or will have a direct or indirect material interest be submitted to our General Counsel for review and reported to our Audit Committee for its consideration, without the participation of any Audit Committee member who may be involved in the transaction. In each case, the Audit Committee will consider, in light of all the facts and circumstances it deems relevant, whether the transaction is fair and reasonable to us and our stockholders, including our minority stockholders.

        The Loews ownership of the voting securities of CNA has exceeded 80% since 1980 requiring the inclusion of CNA and its eligible subsidiaries in the consolidated federal income tax returns filed by Loews. Accordingly, following approval by CNA's Audit Committee and Board of Directors, CNA and Loews entered into a tax allocation agreement (the "Tax Allocation Agreement") that provides that CNA will (i) be paid by Loews the amount, if any, by which the Loews consolidated federal income tax liability is reduced by virtue of the inclusion of CNA and its subsidiaries in the Loews consolidated federal income tax return, or (ii) pay to Loews an amount, if any, equal to the federal income tax that would have been payable by CNA, if CNA and its subsidiaries had filed a separate consolidated return. In the event that Loews should have a net operating loss in the future computed on the basis of filing a separate consolidated tax return without CNA and its eligible subsidiaries, CNA may be required to repay tax recoveries previously received from Loews. The Tax Allocation Agreement may be cancelled by CNA or Loews upon 30 days' prior written notice. In 2015, the inclusion of CNA and its eligible subsidiaries in the consolidated federal income tax return of Loews resulted in an increase in the federal income tax liability for Loews. Accordingly, CNA has paid or will pay approximately $200 million to Loews for 2015 under the Tax Allocation Agreement.

        The Company, certain Company subsidiaries and a Loews subsidiary have entered into an Investment Facilities and Services Agreement (the "Investment Services Agreement"). Under the Investment Services Agreement, a Loews subsidiary provides to the Company and its subsidiaries certain investment facilities and services. The Company and any applicable subsidiary pays directly or reimburses a Loews subsidiary for all reasonable costs, expenses and disbursements incurred by a Loews subsidiary in providing the services which in 2015 amounted to approximately $39 million. In addition, the Company reimburses Loews for certain expenses related to the provision of limited corporate services by Loews employees. In 2015, such reimbursement amounted to approximately $176,000.

        During 2015, Loews or its subsidiaries paid premiums on bonds, insurance and administrative services to the CNA insurance companies at standard rates aggregating approximately $2 million.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 required our directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities of the Company. Based upon review of the information provided to the Company, we believe that all Section 16(a) filing requirements were complied with during the 2015 fiscal year.

APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION (NON-BINDING)
(Proposal No. 2)

        This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive pay practices with respect to the NEOs. This vote is intended to provide an overall assessment of our executive compensation program and is not intended to focus on any specific item of compensation. You should consider the details of our executive compensation program provided in the 2015 Summary Compensation Table and the tables and narrative discussion that follow it. This disclosure sets forth the factors considered in determining executive compensation packages, including market information utilized in implementing competitive compensation to attract top talent. We request stockholder approval of the executive compensation as disclosed pursuant to the SEC's compensation disclosure rules, which disclosures include the compensation tables and the narrative discussion following the compensation tables.

        As an advisory vote, this proposal is not binding upon our Board or the Company. However, we expect that our Compensation Committee, which is responsible for determining and implementing our executive compensation program, will consider the outcome of the vote when making future executive compensation determinations.

        The Board of Directors recommends that the stockholders vote FOR Proposal No. 2.

APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED COMPANY INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES
(Proposal No. 3)

        To ensure that we have the continued ability to grant equity awards, which are an integral part of our compensation programs, the Board, upon recommendation by the Compensation Committee, adopted, subject to stockholder approval, an amendment to the Amended and Restated CNA Financial Incentive Compensation Plan to increase by 5,000,000 shares the authorized number of shares of Common Stock that may be issued with respect to awards under the Incentive Compensation Plan.

        As of March 4, 2016, there were 1,088,048 shares available for future grant under the Incentive Compensation Plan. You are being asked to approve the Amendment to increase the number of shares of common stock that can be issued under the Incentive Compensation Plan by 5,000,000 (representing less than 2% of our issued and outstanding shares) bringing the total number of shares available for future grants under the Incentive Compensation Plan to 6,088,048. The last increase in the number of shares available for issuance under the Incentive Compensation Plan was in 2010.

        Assuming a quorum is present, the affirmative vote of a majority of the Common Stock present at the meeting in person or by proxy and entitled to vote will be required to approve the Amendment. Shares which are voted to abstain will be considered present at the meeting, but since they are not affirmative votes for the matter they will have the same effect as votes against the matter. Broker non-votes, if any, will have no effect on the adoption of the Amendment.

        Long-term equity awards are a key element of our compensation programs and accomplish the following objectives:

  •
  Align key employees' interests with the interests of stockholders

  •
  Attract, motivate and retain key employees who will contribute to our long-term financial success

  •
  Provide incentive compensation opportunities in a highly competitive industry to encourage top talent to remain dedicated to our long-term objectives

        If stockholders do not approve the Amendment, the Compensation Committee and the Board will reconsider the options available to it in determining how to compensate the Company's employees.

Summary of the Plan

Ten Year Term Limit. Pursuant to the requirements of Section 303A.08 of the NYSE listing rules, the Incentive Compensation Plan will expire in 2020. At the end of the term, the Company would need stockholder approval of the Incentive Compensation Plan to continue its terms and conditions. The Board of Directors may amend, suspend or terminate the Incentive Compensation Plan at any time. No amendment, suspension or termination of the Incentive Compensation Plan, however, may, without the consent of the particular participant, adversely affect the right of any participant or beneficiary under any award granted under the Incentive Compensation Plan prior to the date such amendment is adopted by the Board of Directors. In the event of termination, the Incentive Compensation Plan shall remain in effect as long as any awards under it are outstanding. The Incentive Compensation Plan may not be amended, however, without stockholder approval to the extent such approval is required by law or the rules of any exchange on which the common stock is traded.

Shares Available for Issuance Under the Incentive Compensation Plan. The Incentive Compensation Plan currently provides for the issuance of up to 6,000,000 shares of common stock, 11,000,000 shares if the Amendment is approved, pursuant to awards made thereunder.

        Through December 31, 2015, 7,740,957 options/awards of shares of common stock have been granted under the Incentive Compensation Plan, 3,156,582 shares of common stock have been issued upon the exercise of options or upon the vesting of restricted stock, of which, grants covering 2,815,546 shares of common stock have been forfeited, and 1,074,589 shares are currently available for future grants.

        The fair market value, calculated as the average of its high and low sales prices on the NYSE, of a share of common stock on March 4, 2016 was $30.36.

        The shares of common stock granted under the Incentive Compensation Plan may consist either in whole or in part of authorized but unissued shares of common stock or shares of common stock held in the treasury of the Company. Shares of common stock subject to awards which are forfeited due to expirations or terminations will become available for future equity grants under the Plan.

Registration of common stock issued under the Incentive Compensation Plan. 6,000,000 shares of common stock covered by the Incentive Compensation Plan have been registered under the Securities Act of 1933. We intend to file with the SEC a registration statement on Form S-8 covering the additional 5,000,000 shares of common stock reserved for issuance under the Incentive Compensation Plan if the Amendment is approved by shareholders. Such registration will, in most cases, permit the unrestricted resale in the public market of shares issued pursuant to the Incentive Compensation Plan.

Performance Measures. As further provided in Section 4.3 of the Incentive Compensation Plan, the range of potential performance measures under the Plan include the following (capitalized terms are as defined in the Incentive Compensation Plan): (a) earnings (either in the aggregate or on a per-share basis, and if on a per-share basis reflecting such dilution of shares outstanding as the Compensation Committee deems appropriate) before or after interest and taxes; (b) net income; (c) net operating income; (d) return measures (including return or net return on assets, net assets, investments, capital, equity, or gross sales); (e) stockholder returns (including growth measures and stockholder return or attainment by the Common Stock of a specified value for a specified period of time), book value, share price or share price appreciation; (f) cash flows; (g) dividends, dividend equivalents or other distributions on Common Stock; (h) gross revenues; (i) gross or net premiums written; (j) net premiums earned; (k) net investment income; (l) losses and loss expenses, loss ratios, expense ratios, or combined ratios; (m) underwriting and administrative expenses; (n) operating expenses; (o) stock price; (p) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (q) expense or cost levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more specified business units of the Company or its subsidiaries; (r) net economic value; (s) market share or market penetration with respect to specific designated products or product groups; (t) customer retention goals; (u) customer satisfaction goals; (v) productivity improvements; or (w) attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, leadership effectiveness, negotiation of transactions and sales or development of long-term business goals.

Award Limits. The amount of performance units and performance bonuses in any one calendar year for a single Incentive Compensation Plan participant shall not exceed $6,000,000 in the case of an annual award and $9,000,000 in the case of other awards.

        The aggregate number of shares of common stock that may be delivered under the Incentive Compensation Plan shall not exceed 6,000,000 shares of common stock, 11,000,000 if the Amendment is approved, and no participant shall be awarded awards with respect to more than 600,000 shares of common stock in any one calendar year. To the extent that shares of common stock are not delivered to an Incentive Compensation Plan participant, the shares of common stock shall not be considered as delivered in calculating the maximum number of shares of common stock available for delivery under the Incentive Compensation Plan.

Type of Awards. The Compensation Committee may grant performance bonuses, options (including incentive stock options and non-qualified stock options), SARs (including tandem SARs), restricted shares, performance shares, performance units, bonus shares and deferred shares (including restricted share units and performance share units) under the Incentive Compensation Plan (each as defined in the Incentive Compensation Plan). Performance bonuses are cash awards based on attaining certain performance goals established by the Compensation Committee during a performance period. Options permit a plan participant to purchase shares of common stock at an exercise price established by the Compensation Committee, which shall not be less than fair market value on the date of the grant. SARs are rights to receive a payment in the future equal to the increase in the price of shares of common stock of the Company from a specified date. Restricted shares are shares of the Company's common stock which are subject to transfer restrictions and are subject to forfeiture if certain conditions specified in the award are not satisfied. Performance shares are rights to receive shares of the Company's common stock dependent on the fulfillment of certain performance conditions specified in the award. Performance units are the right to receive a payment based on the fulfillment of certain performance conditions specified in the award. Bonus shares are shares of the Company's common stock that are awarded without cost and without restrictions in recognition of past performance or as an incentive to become an employee or consultant of the Company or a subsidiary. Deferred shares are shares of the Company's common stock which are awarded on a deferred basis specified in the award. Restricted share units are the right to receive a specified number of deferred shares of the Company's common stock upon the completion of a specified period of continuous employment as specified in the award. Performance share units are the right to receive a specified number of deferred shares of the Company's common stock subject to the fulfillment of certain performance conditions specified in the award.

Administration. The Compensation Committee has oversight of all aspects of the Incentive Compensation Plan. Subject to the terms of the Incentive Compensation Plan, the Compensation Committee has broad authority to administer and interpret the Incentive Compensation Plan, including the authority to determine who will receive a grant and to determine the specific provisions of that grant. The Compensation Committee also has the authority to accelerate the exercisability and extend the term of an outstanding award. Each member of the Compensation Committee is an "outside director" within the meaning of IRC Section 162(m). In addition, the Chief Executive Officer may make grants within certain restricted parameters, as further described in the Incentive Compensation Plan.

Eligibility. Individuals who are eligible to participate in the Incentive Compensation Plan are all employees, directors and consultants of the Company or its subsidiaries, who in the opinion of the Compensation Committee can materially influence the long-term performance of the Company or its subsidiaries. The Compensation Committee has the power and complete discretion to select those eligible persons who are to receive awards.

Adjustment Upon Change in Capitalization, Dissolution, Liquidation, Merger or Asset Sale. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Compensation Committee will, in such manner as it may deem equitable, adjust awards to preserve the benefits or potential benefits of the awards. Actions by the Compensation Committee may include: (i) adjustment of the number and type of shares which may be delivered under the Incentive Compensation Plan; (ii) adjustment of the number and type of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options or other awards based on the Common Stock; and (iv) any other adjustments that the Compensation Committee determines to be equitable.

Non-Transferability of Awards. Awards are unassignable and nontransferable in whole or in part except as designated by the participant's will or by the laws relating to descent and distribution; to immediate family members; to certain trusts used for estate planning and to corporations controlled by the grantee or his or her immediate family members.

Effect of Plan Awards on the Company's Other Plans. Amounts payable under the Incentive Compensation Plan are not be taken into account as compensation for purposes of the Company's retirement or savings plans, except to the extent otherwise provided by those plans, or by an agreement between the affected participant and the Company.

Federal Income Tax Consequences. The following is a brief summary of the principal federal income tax consequences of options under the Incentive Compensation Plan based on current federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Non-Qualified Stock Option ("NQO"). In general, (i) an optionee will not be subject to tax at the time an NQO is granted, and (ii) an optionee will include in ordinary income in the taxable year in which he or she exercises an NQO an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon disposition of the common stock acquired upon exercise, appreciation or depreciation after the date ordinary income is recognized will be treated as capital gain (or loss). The Company generally will be entitled to a deduction in an amount equal to a recipient's ordinary income in the Company's taxable year in which the optionee includes such amount in income. The exercise of an NQO is subject to withholding of all applicable taxes.

Incentive Stock Option ("ISO"). No taxable income will be realized by an option holder upon the grant or exercise of an ISO. If shares are issued to an optionee pursuant to the exercise of an ISO granted under the Incentive Compensation Plan and if no disposition of such shares is made by such optionee within two years after the date of grant of the ISO or within one year after the receipt of such shares by such optionee, then (i) upon a sale of such shares, any amount realized in excess of the exercise price of the ISO will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company. However, if shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and (ii) the Company will be entitled to deduct such amount. Any additional gain or loss recognized by the option holder will be taxed as a short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. If an ISO is exercised at a time when it no longer qualifies as an incentive stock option under the IRC, it will be treated as a NQO.

Stock Appreciation Right ("SAR"). Upon exercise of a SAR, the holder will recognize ordinary income equal to the value of the shares of common stock or cash received as a result of the exercise, and the Company will receive a deduction in the same amount. The exercise of a SAR is subject to withholding of all applicable taxes.

        This summary of the Incentive Compensation Plan is qualified in its entirety by the full text of the Incentive Compensation Plan, a copy of which is filed as an exhibit to our proxy statement for the annual meeting of stockholders held on April 28, 2010 filed with the SEC (File Number 1-05823) on April 2, 2010.

        The Board of Directors recommends a vote FOR Proposal No. 3.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Proposal No. 4)

        Our Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to serve as the independent registered public accounting firm for 2016. Although it is not required to do so, our Board of Directors wishes to submit the selection of Deloitte & Touche LLP for ratification by the Company's stockholders at the Annual Meeting. Even if this selection is ratified by Stockholders at the Annual Meeting, our Audit Committee may in its discretion change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. If the Company's stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be at the Annual Meeting to answer appropriate questions and, if they choose to do so, to make a statement.

        For the years ended December 31, 2015 and 2014, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"), which includes Deloitte Consulting.

        Audit and audit-related fees aggregated for year ended 2015 were $11.1 million and for year ended 2014 were $11.4 million and were composed of the below-described categories:

Audit Fees

        The aggregate fees billed for the audit of the Company's annual financial statements and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for years ended December 31, 2015 was $10.7 million and December 31, 2014 was $10.9 million.

Audit-Related Fees

        The aggregate fees billed for audit-related services for year ended December 31, 2015 were $0.3 million and for year ended December 31, 2014 were $0.4 million. These fees generally include fees for consents and comfort letters, audits of the Company's employee benefit plans, accounting consultations and SEC-related matters.

Tax Fees

        The aggregate fees billed for tax services was $31,000 for 2015. The aggregate fees billed for tax services for the year ended December 31, 2014 was $51,000.

All Other Fees

        There were no fees for services not included above in either 2015 or 2014.

        Our Audit Committee has established a pre-approval policy with regard to audit, audit-related and certain non-audit engagements by the Company of its independent registered public accountants. Under this policy, our Audit Committee annually pre-approves certain limited, specified recurring services which may be provided by Deloitte, subject to maximum dollar limitations. All other engagements for services to be performed by Deloitte must be separately pre-approved by the Audit Committee. The Audit Committee has also designated the Chairman of the Audit Committee as having authority to pre-approve such engagements as allowed by the policy, subject to reporting on such pre-approvals to the Audit Committee at its next scheduled meeting. All of the fees set forth above have been approved by the Audit Committee in accordance with its approval procedures.

        The Board of Directors recommends that the stockholders vote FOR Proposal No. 4.

OTHER MATTERS

        The Company is not aware of any other business to come before the Annual Meeting. However, if any other matters come before the Annual Meeting, the persons named in the proxies will act in their best judgment on behalf of the stockholders they represent.

        The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily through use of the mail, but regular employees of the Company or its subsidiaries may solicit proxies personally, by telephone, by electronic transmission or facsimile. Such employees will receive no special compensation for such solicitation. Brokers and nominees will be requested to obtain voting instructions of beneficial owners of Common Stock registered in their names and will be reimbursed for their out-of-pocket expenses and reasonable clerical expenses.

 STOCKHOLDER AND OTHER INTERESTED PARTY COMMUNICATIONS
TO THE BOARD OF DIRECTORS OR THE INDEPENDENT DIRECTORS

        The Company has a process by which stockholders or other interested parties may communicate with our Board of Directors. Stockholders and other interested parties wishing to communicate directly to our Board of Directors may submit written communications addressed to the Board of Directors, c/o General Counsel, CNA Financial Corporation, 333 South Wabash Avenue, 43rd Floor, Chicago, Illinois 60604. All such communications from stockholders will be forwarded to the members of the Board.

        Any stockholder of the Company wishing to communicate with our Independent Directors may do so in the following ways:

  •
  By submitting the communication in writing addressed to:

    Presiding Director, Non-Management Directors of CNA Financial Corporation
    c/o Senior Vice President, Chief Compliance Officer
    CNA Financial Corporation
    333 South Wabash Avenue
    24th Floor
    Chicago, Illinois 60604

  •
  By leaving a recorded message addressed to Presiding Director, Non-Management Directors of CNA Financial Corporation at the following telephone number: 1-888-679-9252; or

  •
  By sending an email to the attention of the Presiding Director, Non-Management Directors of CNA Financial Corporation at: corporateinvestigations@cna.com.

 STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Inclusion of Proposals in the Company's Proxy Statement and Proxy Card under the SEC Rules

        Stockholder proposals for inclusion in proxy materials for the 2017 Annual Meeting should be addressed to the Company's Executive Vice President, General Counsel and Secretary, 333 South Wabash Avenue, 43rd Floor, Chicago, Illinois 60604, and must be received by November 18, 2016 in order to be included in the Company's proxy materials. Proxies solicited by the Company for the 2017 Annual Meeting may confer discretionary authority to vote on any proposals submitted after January 27, 2017 without a description of them in the proxy materials for that meeting.

Advance Notice Requirements for Stockholder Submission of Nominations and Proposals

        A stockholder recommendation for nomination of a person for election to the Board of Directors or a proposal for consideration at the 2017 Annual Meeting must be submitted in accordance with the advance notice procedures and other requirements in the Company's bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have the shareholder proposal included in the Company's proxy statement and form of proxy/voting instruction card pursuant to SEC rules.

        The Company's bylaws require a stockholder who wants to nominate a director to submit a stockholder proposal be a stockholder of record at the time of giving the notice and the time of the meeting, be entitled to vote at the meeting and comply with the advance notice provisions in the bylaws. Such provisions require that stockholder recommendations for nominees to the Board must include the name of the nominee or nominees, all information relating to such person that is required to be disclosed in a proxy statement, a consent signed by the nominee evidencing a willingness to serve as a director, if elected, and disclosure of any material relationship between the shareholder or the beneficial owner and the proposed nominee or nominees, including any material interest in such business of the stockholder or beneficial owner. The bylaws require that stockholder proposals include a brief description of the business to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting, and any material interest of such shareholder or the beneficial owner, if any, on whose behalf the proposal is made in such business. In order to be considered timely pursuant to Rule 14a-4 and Rule 14a-5(e) under the Exchange Act, under the advance notice requirements of the Company's bylaws, the proposal or recommendation for nomination must be received by the Company's General Counsel and Secretary (at the address above) at least 90 days but no more than 120 days prior to the first anniversary of the previous year's meeting. For the 2017 Annual Meeting, a proposal or recommendation for nomination must be received no earlier than December 28, 2016 and not later than January 27, 2017. However, in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. In the case of nominations of persons for election as directors at a special meeting called for such a purpose, notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

        Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, the advance notice provisions of the Company's bylaws shall be the exclusive means for a stockholder to propose business to be brought before an Annual Meeting.

        In addition, the bylaws require that a stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made, must also include (1) the name and address of the stockholder, (2) the class and number of shares beneficially owned and held of record by the stockholder and beneficial owner, (3) any derivative, swap or any other transaction or series of transactions engaged in, directly or indirectly, by the stockholder or the beneficial owner the purpose or effect of which is to give the stockholder or beneficial owner economic risk similar to ownership in the Company, (4) a representation that the stockholder is the holder of record of the shares and entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal or nomination, and (5) a representation that the stockholder or the beneficial owner intends to be or is part of a group which intends to deliver a proxy statement or form of proxy to the holders of at least the percentage of the Company's outstanding shares required to approve or adopt the proposal or elect the nominee, or otherwise plans to solicit proxies form the stockholders in support of the nomination or proposal.

By order of the Board of Directors,

JONATHAN D. KANTOR Executive Vice President, General Counsel and Secretary

Chicago, Illinois
March 18, 2016

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 27, 2016 CNA FINANCIAL CORPORATION Date: April 27, 2016 Time: 8:00 AM CDT Room 208N You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. 1234567 1234567 Envelope # # of # Sequence # 1 OF 2 12 15 0000273468_1 R1.0.1.25 Broadridge Internal Use Only Job # Sequence # See the reverse side of this notice to obtain proxy materials and voting instructions. CNA FINANCIAL CORPORATION P.O. BOX 2944 CHICAGO, IL 60690-2944 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1234567 1234567 1234567 234567 Meeting Information Meeting Type: Annual Meeting For holders as of: March 04, 2016 Location: 333 South Wabash Ave. Chicago, Illinois 60604 B A R C O D E

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE:  Have the information that is printed in the box marked by the arrow (located on the  by the arrow (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods  marked by the arrow available and follow the instructions. Only 0000273468_2 R1.0.1.25 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Internal Use 1. Annual Report2. Notice & Proxy Statement How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 13, 2016 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Jose O. Montemayor 06 James S. Tisch 02 Thomas F. Motamed 07 Marvin Zonis 03 Don M. Randel 04 Joseph Rosenberg 05 Andrew H. Tisch The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. Advisory, non-binding vote to approve named executive officer compensation. 3. To approve an amendment to the Amended and Restated CNA Financial Incentive Compensation Plan to increase by 5,000,000 shares the authorized number of shares of common stock that may be issued with respect to awards under the Incentive Compensation Plan. 4. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for 2016. NOTE: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4. xxxxxxxxxx Cusip Envelope # # of # Sequence # 0000273468_3 R1.0.1.25 Broadridge Internal Use Only xxxxxxxxxx Job # Sequence # B A R C O D E 23456789012 2 2 2 2 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 Voting items

THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 Envelope # # of # Sequence # 0000273468_4 R1.0.1.25 Broadridge Internal Use Only THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Job # Sequence # NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E123,456,789,012.12345 THE COMPANY NAME INC. - 401 K123,456,789,012.12345 Reserved for Broadridge Internal Control Information

If you would like to reduce the costs incurred by our company in mailing proxy 1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Jose O. Montemayor 06 James S. Tisch 02 Thomas F. Motamed 07 Marvin Zonis 03 Don M. Randel 04 Joseph Rosenberg 05 Andrew H. Tisch The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 Against 0 0 Abstain 0 0 2. Advisory, non-binding vote to approve named executive officer compensation. 3. To approve an amendment to the Amended and Restated CNA Financial Incentive Compensation Plan to increase by 5,000,000 shares the authorized number of shares of common stock that may be issued with respect to awards under the Incentive Compensation Plan. 0 0 0 4. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for 2016. NOTE: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4. (see reverse for instructions) John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000273469_1 R1.0.1.25 For address change/comments, mark here. 0 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 CNA FINANCIAL CORPORATION P.O. BOX 2944 CHICAGO, IL 60690-2944 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

CNA FINANCIAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS Wednesday, April 27, 2016 8:00 a.m. CNA FINANCIAL CORPORATION 333 South Wabash Ave. Chicago, IL 60604 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com CNA FINANCIAL CORPORATION Annual Meeting of Stockholders April 27, 2016 8:00 AM This proxy is solicited by the Board of Directors This proxy is solicited by the Board of Directors for the use at the Annual Meeting on April 27, 2016 at 8:00 a.m. T.F. Motamed, J. Rosenberg, J.S. Tisch (the "Proxy Committee"), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CNA Financial Corporation to be held on April 27, 2016 or at any postponement or adjournment thereof. Shares represented by this Proxy will be voted by the stockholder. If no such directions are indicated, the Proxy Committee will have authority to vote FOR the election of the Board's nominees for Director in Proposal 1, FOR the advisory, (non-binding) vote on named executive officer compensation in Proposal 2, FOR the approval of the amendment to the CNA Financial Incentive Compensation Plan providing for an increase in number of shares of Common Stock issuable under such plan in Proposal 3 and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for 2016 in Proposal 4. In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000273469_2 R1.0.1.25

QuickLinks

ELECTION OF DIRECTORS (Proposal No. 1)
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
2015 SUMMARY COMPENSATION TABLE
2015 ALL OTHER COMPENSATION TABLE
2015 GRANTS OF PLAN-BASED AWARDS TABLE
2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE
2015 OPTION EXERCISES AND STOCK VESTED
2015 PENSION BENEFITS TABLE
2015 NON-QUALIFIED DEFERRED COMPENSATION TABLE
2015 POTENTIAL PAYMENTS UPON TERMINATION TABLES
RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION (NON-BINDING) (Proposal No. 2)
APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED COMPANY INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES (Proposal No. 3)
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal No. 4)
OTHER MATTERS
STOCKHOLDER AND OTHER INTERESTED PARTY COMMUNICATIONS TO THE BOARD OF DIRECTORS OR THE INDEPENDENT DIRECTORS
STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING